As filed with the Securities and Exchange Commission on March 23, 2010

Registration No. 333-164877

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 1 TO

FORM S-3

Registration Statement Under

The Securities Act of 1933

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	48-0948788
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

10990 Roe Avenue

Overland Park, Kansas 66211

(913) 696-6100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel J. Churay

Executive Vice President, General Counsel and Secretary

10990 Roe Avenue

Overland Park, Kansas 66211

(913) 696-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dennis M. Myers, P.C. Kirkland & Ellis LLP 300 North LaSalle Street Chicago, IL 60654 (312) 862-2000	Steven E. Siesser, Esq. Alan Wovsaniker, Esq. Lowenstein Sandler P.C. 1251 Avenue of the Americas New York, New York 10020 (212) 262-6700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

Globe.com Lines, Inc.	Delaware	52-2068065

YRC Inc.	Delaware	34-0492670

YRC Logistics, Inc.	Delaware	48-1233134

YRC Logistics Global, LLC	Delaware	48-1119865

Roadway LLC	Delaware	20-0453812

Roadway Next Day Corporation	Pennsylvania	23-2200465

YRC Enterprise Services, Inc.	Delaware	20-0780375

YRC Regional Transportation, Inc.	Delaware	36-3790696

USF Sales Corporation	Delaware	36-3799036

USF Holland Inc.	Michigan	38-0655940

USF Reddaway Inc.	Oregon	93-0262830

USF Glen Moore Inc.	Pennsylvania	23-2443760

YRC Logistics Services, Inc.	Illinois	36-3783345

IMUA Handling Corporation	Hawaii	36-4305355

The address, including zip code and telephone number, including area code, of each additional registrant’s principal executive offices is shown on the cover page of this registration statement on Form S-3. The name, address, including zip code, of the agent for service for each of the additional registrants is Daniel J. Churay, Executive Vice President, General Counsel and Secretary, YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 23, 2010

Up to $70,000,000

YRC Worldwide Inc.

6% Convertible Senior Notes due 2014

Shares of Common Stock Issuable on Account of Such Notes

Subsidiary Guarantees of the Notes

On February 11, 2010, we signed a Note Purchase Agreement (“note purchase agreement”) with certain investors pursuant to which such investors agreed, subject to the terms and conditions set forth therein, to purchase from us up to $70,000,000 in aggregate principal amount of our 6% Convertible Senior Notes due 2014 (the “notes”). This prospectus will be used by selling securityholders to resell the notes and the common stock issuable on account of such notes from time to time.

The notes bear interest at a rate of 6.0% per annum. Interest on the notes is payable on February 15 and August 15 of each year, beginning on August 15, 2010. We expect that we will pay interest due on the notes in 2010 through the issuance of additional shares of our common stock. We may also be required, pursuant to the terms of our senior secured credit agreement, to pay interest on the notes due after 2010 through the issuance of additional shares of our common stock.

The notes will mature on February 15, 2014. We may not redeem the notes prior to the stated maturity. Holders may require us to repurchase all or a portion of their notes upon certain changes in control of YRC Worldwide Inc., at 100% of the principal amount of the notes, plus accrued and unpaid interest, and liquidated damages due the holders of the notes under the registration rights agreement with the initial buyers of the notes, if any, to the date of repurchase, payable in cash.

The notes are convertible, at the noteholder’s option, at any time and from time to time, into shares of our common stock. The notes are initially convertible at a conversion price of $0.43 per share, which is equal to a conversion rate of approximately 2,325.5814 shares per $1,000 principal amount of notes, subject to adjustment. The number of shares issuable on account of the notes is subject to certain limitations and the right of holders of the notes to convert their notes into shares is subject to certain ownership limitations. Our common stock is listed on the NASDAQ Global Select Market under the symbol “YRCW.” On March 22, 2010, the closing sale price of our common stock was $0.45 per share. The notes are not listed or quoted on any securities exchange or quotation service and will be issued in physical form.

Beginning on February 23, 2012, if the sale price of our common stock meets certain thresholds, we may at such time, and from time to time, elect to have some or all of the notes converted into shares of our common stock.

Noteholders who convert their notes at their option or whose notes are converted at our option will also receive additional shares of our common stock issued in lieu of interest a holder of such notes would have been entitled to receive had such holder held such notes through maturity.

The notes are our senior unsecured obligations and rank equally with all of our other senior indebtedness and rank senior to any of our subordinated indebtedness outstanding or incurred in the future. The notes are guaranteed on a senior unsecured basis by certain of our domestic subsidiaries. The notes effectively are subordinated to any of our or our guarantor subsidiaries’ secured debt, including our current senior secured bank facilities and to any indebtedness of any of our non-guarantor subsidiaries.

The selling securityholders may sell the securities offered by this prospectus from time to time on any exchange on which the securities are listed on terms to be negotiated with buyers. They may also sell the securities in private sales or through dealers or agents. The selling security holders may sell the securities at prevailing market prices or at prices negotiated with buyers. The selling securityholders will be responsible for any commissions due to brokers, dealers or agents. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale by the selling securityholders of the securities offered by this prospectus.

Investment in any securities offered by this prospectus involves risk. See “Risk Factors” beginning on page 6 of this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission and in any applicable prospectus supplement.

We encourage you to carefully review and consider this prospectus, any applicable prospectus supplement, any related free writing prospectus, as well as any documents incorporated by reference, before investing in our securities. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, the selling securityholders may sell, from time to time, the notes, as well as any shares of common stock issuable upon conversion of the notes.

You should rely only on the information incorporated by reference or provided in this prospectus. Neither we nor the selling securityholders have authorized anyone else to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus does not constitute an offer to sell, nor a solicitation of an offer to buy, any of the securities offered in this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus nor any sale made under this prospectus of the securities described herein shall under any circumstances imply, and you should not assume, that the information provided by this prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Except as otherwise indicated or required by context, the terms “the Company,” “we,” “us,” and “our” as used in this prospectus refer to YRC Worldwide Inc. and not to its subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement or free writing prospectus, unless the context otherwise requires.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), which we have filed with the SEC to register the notes and the shares of common stock offered hereby. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information regarding us and our securities, please see the registration statement and our other filings with the SEC, including our annual, quarterly and current reports and proxy statements, which you may read and copy at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “YRCW.”

Our SEC filings are also available to the public on the SEC’s internet website at http://www.sec.gov and on our website at http://www.yrcw.com. Information contained on our internet website is not a part of this prospectus, any prospectus supplement or any related free writing prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus or any prospectus supplement or free writing prospectus by referring you to those documents. The information incorporated by reference is considered part of this prospectus and any applicable prospectus supplement and later information that we file with the SEC will automatically update and may supersede this information and any information in any prospectus supplement and any related free writing prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the applicable offering under this prospectus and any prospectus supplement is terminated, other than information furnished to the SEC under Item 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus or any prospectus supplement:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 16, 2010 (including the report of our independent registered public accounting firm). Our consolidated financial statements were prepared assuming we would continue as a going concern; however, our significant declines in operations, cash flows and liquidity raise substantial doubt about our ability to continue as a going concern;

•	our Current Reports on Form 8-K filed with the SEC in 2010 on the following dates: January 7; February 5, 11, 12 and 24; and March 5;

•	the description of our common stock, $1.00 par value per share, contained in our Registration Statement on Form 10 filed pursuant to Section 12 of the Exchange Act, Commission File No. 0-12255;

•

the description of our preferred stock, $1.00 par value per share, contained in the Registration Statement on Form S-4 filed with the SEC on November 9, 2009, as amended (Registration No. 333-162981); and

•	the Certificate of Designations, filed as Exhibit 4.6 to Amendment No. 1 to our Registration Statement on Form S-4 filed with the SEC on November 24, 2009, as amended (Registration No. 333-162981).

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference). Requests for such copies should be directed to:

Daniel J. Churay

Corporate Secretary

YRC Worldwide Inc.

10990 Roe Avenue

Overland Park, Kansas 66211

(913) 696-6100

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions, future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described elsewhere in this prospectus and in the documents incorporated by reference herein. All forward-looking statements are necessarily only estimates of future results and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in this prospectus.

Forward-looking statements regarding future events and our future performance, including the completion of our comprehensive recovery plan, involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, without limitation, the following items:

•

our recurring losses from operations, negative operating cash flows and need to obtain cash flow from operations or adequate funding to fund our comprehensive recovery plan raise substantial doubt as to our ability to continue as a going concern;

•	the volatility of our stock price and possible delisting of our common stock from the NASDAQ Global Select Market;

•	income tax liability as a result of our recently completed debt-for-equity exchange offer;

•	increases in pension expense and funding obligations, including obligations to pay surcharges;

•	continued economic downturn, downturns in our customers’ business cycles and changes in their business practices;

•	competitor pricing activity;

•	the effect of any deterioration in our relationship with our employees;

•	self-insurance and claims expenses exceeding historical levels;

•	adverse changes in equity and debt markets and our ability to raise capital;

•	adverse changes in the regulatory environment;

•	effects of anti-terrorism measures on our business;

•	adverse legal proceeding or Internal Revenue Service audit outcomes;

•	failure to obtain projected benefits and cost savings from operational and performance initiatives;

•	covenants and other restrictions in our credit and other financing arrangements; and

•	the other risk factors that are from time to time included in our reports filed with the SEC.

In addition, our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect the results of our operations and whether the forward-looking statements ultimately prove to be correct. These include (without limitation), inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which we base our fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction.

Many of the factors set forth above are described in greater detail in our filings with the SEC. All forward-looking statements included in this prospectus are expressly qualified in their entirety by the foregoing cautionary statements. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement was made or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

This summary contains a general overview of the information contained or incorporated by reference in this prospectus. This summary may not contain all of the information that is important to you, and it is qualified in its entirety by the more detailed information and financial statements and related notes, as filed with the SEC and incorporated by reference in this prospectus. You should carefully consider the information contained in or incorporated by reference in this prospectus, including the information set forth under the heading “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 16, 2010.

Our Company

YRC Worldwide Inc., one of the largest transportation service providers in the world, is a holding company that through wholly owned operating subsidiaries offers its customers a wide range of transportation services. These services include global, national and regional transportation as well as logistics. Our operating subsidiaries include the following:

•

YRC National Transportation (“National Transportation”) is the reporting unit for our transportation service providers focused on business opportunities in regional, national and international services. This unit includes our less-than-truckload (“LTL”) subsidiary YRC Inc., which was formed through the March 2009 integration of our former Yellow Transportation and Roadway networks. National Transportation provides for the movement of industrial, commercial and retail goods, primarily through centralized management and customer facing organizations. National Transportation also includes YRC Reimer, a subsidiary located in Canada that specializes in shipments into, across and out of Canada. Approximately 37% of National Transportation shipments are completed in two days or less. In addition to the U.S. and Canada, National Transportation also serves parts of Mexico, Puerto Rico and Guam.

•

YRC Regional Transportation (“Regional Transportation”) is the reporting unit for our transportation service providers focused on business opportunities in the regional and next-day delivery markets. Regional Transportation is comprised of New Penn Motor Express, Holland and Reddaway. These companies each provide regional, next-day ground services in their respective regions through a network of facilities located across the U.S., Canada, Mexico and Puerto Rico. Approximately 93% of Regional Transportation LTL shipments are completed in two days or less.

•

YRC Logistics plans and coordinates the movement of goods worldwide to provide customers a single source for logistics management solutions. YRC Logistics delivers a wide range of global logistics management services, with the ability to provide customers improved return-on-investment results through logistics services and technology management solutions.

•	YRC Truckload reflects the results of Glen Moore, a provider of truckload services throughout the U.S.

YRC Worldwide Inc. was incorporated in Delaware in 1983, and we are headquartered in Overland Park, Kansas. We employed approximately 36,000 people as of December 31, 2009. The mailing address of our headquarters is 10990 Roe Avenue, Overland Park, Kansas 66211, and our telephone number is (913) 696-6100. Our Internet website is www.yrcw.com. Through the “SEC Filings” link on our website, we make available the following filings as soon as reasonably practicable after they are electronically filed with or furnished to the SEC: our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. All of these filings may be viewed or printed from our Internet website free of charge.

Summary of the Offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus contains a more detailed description of the terms and conditions of the notes. The “Description of Capital Stock” section of this prospectus contains a more detailed description of our common stock.

Issuer	YRC Worldwide Inc. (NASDAQ: “YRCW”).

Securities Offered	Up to $70 million in aggregate principal amount of our 6% Convertible Senior Notes due 2014, shares of our common stock issuable on account of the notes, including shares into which the notes are convertible, shares issued in lieu of interest holders would have been paid had the holders held and not converted these notes through maturity, hereinafter referred to as a “make whole premium,” or issued in lieu of cash interest in the notes, as restricted interest, or as liquidated damages due the holders of the notes under the registration rights agreement, and the guarantees of notes by certain of our domestic subsidiaries. In the event certain conditions are not satisfied we will not sell the entire $70 million of 6% Convertible Senior Notes due 2014. See “Risk Factors—If the conditions under the note purchase agreement are not satisfied for the second closing, the investors will not be required to purchase all of the notes described in this prospectus.”

Limitation on Conversion and Issuance of Shares	The maximum number of shares of our common stock which can be issued in respect of the notes upon conversion, for restricted interest, make whole premiums or as liquidated damages shall be limited to 201,880,000 shares of common stock in the aggregate for $70,000,000 in aggregate principal amount of notes as of the date of the indenture (as adjusted to reflect conversion rate adjustments and applied pro rata to all notes). To the extent any shares of common stock are restricted from being issued to a noteholder in respect of such limitation, such noteholder will not receive any cash or other consideration in lieu of such shares. This limitation will terminate if the holders of our common stock approve the termination of this limitation.

From the date of the indenture governing the notes to but not including the two-year anniversary of such date, holders of the notes will not be entitled to convert their notes into shares of our common stock to the extent such holder and such holder’s affiliates, collectively, would own or control, directly or indirectly, more than 4.9% of our then outstanding shares of common stock (after giving effect to such conversion). At any time through the maturity date of the notes, holders of the notes will not entitled to convert their notes into shares of our common stock to the extent such holder and such holder’s affiliates, collectively, would own or control, directly or indirectly, more than 9.9% of our then outstanding shares of common stock (after giving effect to such conversion). See “Description of the Notes—Limitation on Conversion and Issuance of Shares.”

Selling Securityholders	The securities offered and sold using this prospectus will be offered and sold by the selling securityholders named in “Selling Securityholders” in this prospectus.

Maturity	February 15, 2014.

Interest Rate and Payment Dates	Interest accrues at a rate of 6.0% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2010. To the extent we are not permitted to pay interest in cash under our senior secured bank facilities or we reasonably determine that we have insufficient funds to pay interest in cash, we will pay interest through the issuance of additional shares of our common stock valued at 95% of the simple arithmetic average of the weighted average price of our common stock (as reported by Bloomberg) for each of the five (5) consecutive trading days ending on the second (2nd) trading day immediately preceding the interest payment date to which such interest relates; provided that such price is not less than $0.38 per share or greater than the conversion price then in effect.

We are currently prohibited under the terms of our existing senior secured credit agreement from paying interest on the notes in cash through December 31, 2010. As a result, during such time period we will pay interest due on the notes through the issuance of additional shares of our common stock. The terms of our senior secured credit agreement may also require that interest on the notes due after 2010 may not be paid in cash and will accordingly be paid by the issuance of additional shares of our common stock.

See “Description of the Notes—Interest.”

Our ability to pay interest in shares of our common stock may be limited by the restriction on the number of shares that are issuable on account of the notes.

Ranking	The notes are our senior unsecured obligations, ranking equal in right of payment with all of our other existing and future senior indebtedness and senior to any of our existing or future subordinated indebtedness. The notes are currently guaranteed by certain of our domestic operating subsidiaries on a senior unsecured basis. The notes effectively are subordinated to all of our and our guarantor subsidiaries’ existing and future secured indebtedness to the extent of the value of the assets securing such debt and effectively are subordinated to all liabilities of our non-guarantor subsidiaries.

As of December 31, 2009, we and our guarantor subsidiaries had approximately $1.1 billion of secured indebtedness outstanding to which the notes effectively are subordinated. We and our significant subsidiaries are restricted under the indenture from incurring certain additional unsubordinated indebtedness. See “Description of the Notes—Limitations on Incurrence of Additional Indebtedness.”

Guarantees	The notes are guaranteed by certain of our existing domestic subsidiaries on a senior unsecured basis. In the event any of our existing or future subsidiaries guarantees any of our debt securities (excluding any bank credit facility), then each such subsidiary will also be required to guarantee the notes. Under certain circumstances and subject to certain conditions, in the event of a sale of all or substantially all of the capital stock or assets of any guarantor, the guarantee of such guarantor will be released. See “Description of the Notes—Guarantees.”

Conversion Rights	Subject to the limitation on conversion and issuance of shares, holders may convert any outstanding notes into shares of our common stock at the initial conversion price per share of $0.43. This represents a conversion rate of approximately 2,325.5814 shares of common stock per $1,000 principal amount of notes. The conversion price may be adjusted for certain reasons, but will not be adjusted for accrued interest. See “Description of the Notes—Conversion Rights—Conversion Rate Adjustments” and “Description of the Notes—Limitation on Conversion and Issuance of Shares.”

Upon conversion, holders will not receive any cash payment representing accrued and unpaid interest, however, such holders will receive a make whole premium paid in shares of our common stock for the notes that were converted. See “Description of the Notes—Conversion Rights—Make Whole Premium.”

Mandatory Conversion	Subject to the limitation on conversion and issuance of shares, at any time and from time to time beginning on February 23, 2012, we may cause the notes to be automatically converted into our common stock at the conversion price then in effect if the last reported sale price of our common stock has been at least 150% of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period ending one trading day prior to the date on which we provide notice of our election to convert all or a portion of the notes, which election is hereinafter referred to as a “mandatory conversion.” We may cause the mandatory conversion of the notes in whole or in part at any time while in compliance with the 150% threshold. Holders will also receive a make whole premium paid in shares of our common stock for the notes subject to mandatory conversion. See “Description of the Notes—Limitation on Conversion and Issuance of Shares.”

Repurchase Upon Fundamental Change

Upon certain changes in control of YRC Worldwide Inc., which we refer to as a fundamental change, including the acquisition of control of our voting stock, the sale of all or substantially all of our assets or upon our liquidation, certain changes in the composition of our board of directors, and certain other events, holders of the notes will have the right to require us to repurchase their notes at a purchase price, payable in cash, equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, and liquidated damages, if any, up to and including, the date of repurchase. A fundamental change is more fully defined in “Description of the Notes—Right to Require Purchase of Notes upon a Fundamental Change.”

Use of Proceeds	We will not receive any of the proceeds from the sale by the selling securityholders of the notes or any shares of common stock issuable upon the conversion of the notes.

Registration Rights	Under the registration rights agreement, which we entered into with our subsidiary guarantors and the initial buyers of the notes, we have agreed to use our commercially reasonable efforts to keep the shelf registration statement to which this prospectus relates effective until the earlier of:

•	the sale under the shelf registration statement of all of the notes and any shares of our common stock issued on their conversion or otherwise under the terms of the notes; and

•	the date the notes and any shares of our common stock issued on their conversion or otherwise under the terms of the notes may be sold without restriction under Rule 144 of the Securities Act.

If we do not fulfill certain of our obligations under the registration rights agreement, we will be required to pay, as liquidated damages, additional amounts in cash, or in the event of a mandatory conversion of the notes, shares of our common stock, to holders of the notes and holders of shares of our common stock issued upon conversion or otherwise on account of the notes.

Form of Notes	The notes will be issued in certificated form to the purchasers of the notes. We do not anticipate that the notes will become DTC-eligible, and accordingly we do not expect that they can be held in book-entry form. The inability of the notes to be held in book-entry form may significantly effect your ability to transfer the notes to certain persons who otherwise would be able to purchase securities similar to the notes. See “Risk Factors—If an active trading market does not develop for the notes, you may not be able to resell them.”

Trading	We do not intend to list the notes or have the notes quoted on any national securities exchange or automated quotation system.

An investment in the notes or any shares of common stock issuable upon conversion or otherwise on account of the notes involves risks. You should carefully consider the information set forth in the section of this prospectus entitled “Risk Factors,” as well as other information included in or incorporated by reference into this prospectus before deciding whether to invest in the notes or our common stock.

RISK FACTORS

An investment in the notes or any shares of common stock issuable upon account of the notes involves risks. Before deciding whether to purchase the notes or any shares of common stock, you should consider the risks discussed below or elsewhere in this prospectus, including those set forth under the heading “Cautionary Note Regarding Forward-Looking Statements” and in our filings with the SEC that we have incorporated by reference in this prospectus. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also impair our business operations.

Any of the risks discussed below or elsewhere in this prospectus or in our SEC filings incorporated by reference, and other risks we have not anticipated or discussed, could have a material adverse effect on our business, financial condition and results of operations. In that case, our ability to pay interest on the notes when due, to repay the notes at maturity or to pay the cash due upon the repurchase could be adversely affected, and the trading price of the notes and our common stock could decline substantially.

Our recurring losses from operations, negative operating cash flows and need to obtain cash flow from operations or adequate funding to fund our comprehensive recovery plan raise substantial doubt as to our ability to continue as a going concern.

In their report dated March 16, 2009, found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is incorporated by reference into this prospectus, our independent registered public accounting firm stated that our consolidated financial statements were prepared assuming we would continue as a going concern; however, our significant declines in operations, cash flows and liquidity raise substantial doubt about our ability to continue as a going concern. Our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 have been prepared assuming that we will continue as a going concern (which contemplates the realization of assets and discharge of liabilities in the normal course of business for the foreseeable future). Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. If we are unable to fund our operations through operating cash flows, existing credit facilities, sales of non-strategic assets and business lines and other capital market transactions, we would consider in court and out of court restructuring alternatives.

We face significant liquidity challenges in the near term which could adversely affect our financial condition and the value of your investment in the notes or in our common stock.

In light of our recent operating results, we have satisfied our short term liquidity needs through a combination of borrowings under our credit facilities and, to a more significant degree, retained proceeds from asset sales and sale/leaseback financing transactions. In an effort to further manage liquidity, we have also instituted the deferral of pension plan payments and the payment of certain interest and fees. As our operating results improve, we expect that cash generated from operations will reduce our need to continue to rely upon these sources of liquidity to meet our short term funding requirements. The wage reduction and temporary pension contribution cessation has also improved our liquidity position; however, the temporary pension contribution cessation ends at the end of 2010. To continue to have sufficient liquidity to meet our cash flow requirements during 2010:

•	our operating results must continue to stabilize or recover quarter-over-quarter and shipping volumes must continue to stabilize or recover quarter-over-quarter;

•	we must continue to have access to our credit facilities;

•	we must continue to defer at least through 2010 payment of:

¡	interest and fees to our lenders under our senior credit agreement

¡	interest and facility fees to purchasers of our accounts receivable pursuant to our asset backed securitization facility

¡	interest and principal to our pension funds pursuant to our contribution deferral agreement with those pension funds;

•

our wage reductions and temporary cessation of pension contributions including those under our labor agreement with employees represented by the International Brotherhood of Teamsters (the “Teamsters”) must continue;

•	we must complete the sale/leaseback and real estate sale transactions currently under contract as anticipated; and

•	we must continue to implement and realize substantial cost savings measures to match our costs with business levels and to continue to become more efficient.

Some or all of these factors may be beyond our control. We also cannot assure you that we will continue to maintain covenant compliance under our financing facilities, pension fund contribution deferral agreement and labor agreements, the failure of which would have a material adverse effect on our business, financial condition and operating results. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition—Liquidity” in our Annual Report on Form 10-K for the year ended December 31, 2009 for additional information regarding our liquidity.

Our substantial leverage and debt service obligations could adversely affect our financial condition and prevent us from fulfilling our obligations to you under the notes.

We have substantial debt and, as a result, significant debt service obligations. As of December 31, 2009, we and our guarantor subsidiaries had approximately $1.1 billion of secured indebtedness outstanding to which the notes effectively are subordinated. We may not be able to generate cash sufficient to pay the principal of, interest on and other amounts due in respect of our indebtedness when due.

Our substantial level of debt, debt service obligations and restrictions under our financing facilities could have important effects on your investment in the notes. These effects may include:

•	making it more difficult for us to satisfy our obligations to you with respect to the notes and our obligations to other persons with respect to our other debt;

•

limiting our ability to obtain additional financing on satisfactory terms to fund our working capital requirements, capital expenditures, acquisitions, investments, debt service requirements and other general corporate requirements;

•	increasing our vulnerability to general economic downturns, competition and industry conditions, which could place us at a competitive disadvantage compared to our competitors that are less leveraged;

•

reducing the availability of our cash flow to fund our working capital requirements, capital expenditures, acquisitions, investments and other general corporate requirements because we will be required to use a substantial portion of our cash flow to service debt obligations; and

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.

Our ability to pay principal and interest on the notes and to satisfy our other debt obligations will depend upon our future operating performance and the availability of refinancing debt. If we are unable to service our debt and fund our business, we may be forced to reduce or delay capital expenditures, seek additional debt financing or equity capital, restructure or refinance our debt or sell assets.

If the conditions under the note purchase agreement are not satisfied for the second closing, the investors will not be required to purchase all of the notes described in this prospectus.

The investors agreed, subject to the terms and conditions set forth in the note purchase agreement, to purchase from us up to $70,000,000 in aggregate principal amount of our notes in two separate closings. The

$49.8 million in aggregate principal amount of notes purchased from us in the first closing was sufficient to permit us to retire all of approximately $45 million in principal amount of our outstanding 8 1/2% Notes. We intend to use the proceeds from the second closing to retire our outstanding 5% Notes to the extent holders of those notes require our repurchase of such notes if we are not successful in removing the holders’ put right on such notes, or otherwise for general corporate purposes. If the conditions for the second closing are not met, the investors will not be required to purchase any additional notes, and we will receive less than $70,000,000 from the investors. We may be required by holders of the 5% Notes to repurchase in excess of $20 million in aggregate principal amount of the 5% Notes in August 2010 in the event we are not successful in removing the put rights of the holders of those notes. We may be required to obtain other third party unsecured debt or equity financing to fund the repurchase of the 5% Notes. We cannot assure you that the terms of any other financing will be favorable to us or our stakeholders or that such financing can be obtained prior to the date we are required to repurchase the 5% Notes. A failure to obtain such financing by such date may trigger an event of default under our senior credit and other debt agreements.

The notes and the guarantees are unsecured and future secured indebtedness will rank effectively senior to the notes and the guarantees.

The notes and the guarantees are unsecured and rank equal in right of payment with our existing and future unsecured and unsubordinated indebtedness. The notes and the guarantees effectively are subordinated to our and our subsidiary guarantors’ secured debt to the extent of the value of the assets that secure that indebtedness. In the event of our or any subsidiary guarantor’s bankruptcy, liquidation or reorganization or upon acceleration of the notes, payment on the notes or guarantees could be less, ratably, than on any secured indebtedness. We may not have sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. As of December 31, 2009, we and our guarantor subsidiaries had approximately $1.1 billion of secured indebtedness outstanding to which the notes effectively are subordinated. While there are limitations in the indenture governing the notes on our ability to incur additional indebtedness, any permitted future secured indebtedness will rank effectively senior to the notes and the guarantees.

We may not be able to repurchase the notes when required.

Upon the occurrence of a fundamental change, holders of the notes may require us to repurchase their notes for cash. We may not have sufficient funds at the time of any such events to make the required repurchases or our ability to make such repurchases may be restricted by the terms of our other then outstanding debt. The source of funds for any repurchase required as a result of any such events will be our available cash or cash generated from operating activities or other sources, including borrowings, sales of assets, sales of equity or funds provided by a new controlling entity. We cannot assure you, however, that sufficient funds will be available or that the terms of our other then outstanding debt will permit us at the time of any such events to make any required repurchases of the notes tendered. Furthermore, the use of available cash to fund the repurchase of the notes may impair our ability to obtain additional financing in the future.

The price of our common stock, and therefore of the notes, may fluctuate significantly, and this may make it difficult for you to resell the notes or any shares of our common stock issuable upon conversion of the notes when you want or at prices you find attractive.

The price of our common stock on the NASDAQ Global Select Market constantly changes. We expect that the market price of our common stock will continue to fluctuate. In addition, because the notes are convertible into our common stock, volatility or depressed prices for our common stock could have a similar effect on the trading price of the notes.

In addition, the stock markets from time to time experience price and volume fluctuations that may be unrelated or disproportionate to the operating performance of companies and that may be extreme. These fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

For a further discussion of risks affecting our common stock, see the factors set forth above under “Cautionary Note Regarding Forward-Looking Statements” and the discussion of our business and related matters set forth in the information incorporated by reference in this prospectus.

If we are unable to meet the continued listing requirements of NASDAQ, our common stock currently listed on the NASDAQ may be delisted which would have an adverse effect on the market liquidity for our common stock and therefore the notes.

The NASDAQ’s continued listing requirements provide, among other requirements, that the minimum bid price of our common stock not fall below $1.00 per share for 30 consecutive business days. On March 3, 2010, we received from the NASDAQ a notice of non-compliance with the minimum bid price requirement and we have a grace period of 180 calendar days, or until August 30, 2010, to regain compliance with this requirement. In order to regain compliance, the closing price of our common stock must be $1.00 or greater for a minimum of 10 consecutive business days during the 180-day grace period. On February 17, 2010, we received shareholder approval of an amendment to our certificate of incorporation that permits our board of directors to effect a reverse stock split within a range from 5:1 to 25:1. We are restricted by the terms of the notes from effecting the reverse stock split prior to April 24, 2010. There can be no assurance that our common stock will not be subject to delisting.

Delisting of our common stock would have an adverse effect on the market liquidity of our common stock and, as a result, the market price for our common stock could become more volatile. Further, delisting also could make it more difficult for us to raise additional capital.

If an active trading market does not develop for the notes, you may not be able to resell them.

The notes are a new issue of securities for which there is currently no public market. The notes are being issued in certificated form and not in book-entry form. The notes will not be DTC-eligible and we do not anticipate that the notes will become DTC-eligible in the future. The inability of the notes to be held in book-entry form may prevent some buyers, such as certain institutional buyers, from purchasing the notes. Settlement of any transfers of the notes may take an extended period of time. We have not listed, and we have no plans to list, the notes on any national securities exchange or to include the notes in any automated quotation system upon their registration. Each of these facts may limit the trading market for the notes. The lack of a trading market could adversely affect your ability to sell the notes and the price at which you may be able to sell the notes. The notes may trade at a discount from their initial offering price and the liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the market price of our common stock, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. Historically, the market for convertible debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the notes will be subject to disruptions which may have a negative effect on you, regardless of our operating results, financial performance or prospects.

Future sales of our common stock or equity-related securities in the public market, including sales of our common stock in short sales transactions by purchasers of the notes, could adversely affect the trading price of our common stock and the value of the notes and our ability to raise funds in new stock offerings.

In the future, we may sell additional shares of our common stock to raise capital. In addition, shares of our common stock are reserved for issuance on the exercise of stock options and on conversion of the notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. Sales of significant amounts of our common stock or equity-related securities in the public market, or the perception that such sales will occur, could adversely affect prevailing trading prices of our common stock and the value of the notes and could impair our ability to raise capital through future offerings of equity or equity-related securities. Future sales of shares of our common stock or the availability of shares of our common stock for future sale, including sales of our common stock by investors who view the notes as a more attractive means of equity participation in our company or in connection with hedging and arbitrage activity that may develop with respect to our common stock, could adversely effect the trading price of our common stock or the value of the notes.

Before conversion of the notes, holders of the notes will not be entitled to any shareholder rights, but will be subject to all changes affecting shares of our common stock.

If you hold notes, you will not be entitled to any rights with respect to shares of our common stock, including voting rights and rights to receive dividends or distributions. However, any shares of our common stock you receive on account of your notes will be subject to all changes affecting our common stock. Except for limited cases under the adjustments to the conversion rate, you only will be entitled to rights that we may grant with respect to shares of our common stock if and when we deliver shares to you on account of your notes. For example, if we seek approval from shareholders for a potential merger or in the event that an amendment is proposed to our certificate of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the merger or amendment occurs prior to delivery of common stock to you, you will not be entitled to vote on the merger or amendment, although you will nevertheless be subject to any changes in the powers or rights of our common stock.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including but not limited to the payment of stock dividends on our common stock, subdivisions, splits and combinations of our common stock, the issuance of rights or warrants, distributions of capital stock, indebtedness or assets and certain cash dividends and certain tender or exchange offers as described under “Description of the Notes—Conversion Rights—Conversion Price Adjustments.” The conversion rate will not be adjusted for other events, such as an issuance of common stock for cash, that may adversely affect the trading price of the notes or the common stock. There can be no assurance that an event that adversely affects the value of the notes, but does not result in an adjustment to the conversion rate, will not occur.

Any adverse rating of the notes may cause their trading price to fall.

If Moody’s Investors Service, Standard & Poor’s or another rating service rates the notes and if any of such rating services lowers its rating on the notes below the rating initially assigned to the notes, announces its intention to put the notes on credit watch or withdraws its rating of the notes, the trading price of the notes could decline.

Conversion of the notes may dilute the ownership interest of existing shareholders, including holders who have previously converted their notes, depress the price of our common stock, and in some cases, cause holders to become affiliates of the Company.

The conversion of some or all of the notes may dilute the ownership interests of existing shareholders. Any sales in the public market of any common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the anticipated conversion of the notes into shares of our common stock could depress the price of our common stock. If we elect a mandatory conversion, as we may at any time on or after February 23, 2012 subject to certain conditions, a significant number of shares of our common stock could be issued on account of such mandatory conversion at one time, which may depress the price of our common stock. Furthermore, holders of a sufficient aggregate principal amount of our notes may become affiliates of the Company upon issuance of our common stock to those holders on account of such a mandatory conversion. An affiliate of the Company is subject to the reporting requirements of Section 16 of the Exchange Act and may be subject to the purchase and sale provisions thereof with respect to their common stock.

Further, the holder’s common stock could only be sold pursuant to Rule 144 of the Securities Act or pursuant to an effective registration statement covering its shares of common stock.

The indenture governing the notes contains limitations on conversions and issuance of shares of our common stock in respect of the notes, which may limit the number of shares of our common stock that may be issued to a holder.

The maximum number of shares of our common stock which can be issued in respect of the notes upon conversion, for restricted interest, make whole premiums or as liquidated damages is limited to 201,880,000 shares of common stock in the aggregate for $70,000,000 in aggregate principal amount of notes as of the date of the indenture (as adjusted to reflect conversion rate adjustments and applied pro rata to all notes). To the extent any shares of common stock are restricted from being issued to a noteholder in respect of such limitation, such noteholder will not receive any cash or other consideration in lieu of such shares. This limitation will terminate if the holders of our common stock approve the termination of this limitation.

From the date of the indenture governing the notes to but not including the two-year anniversary of such date, holders of the notes will not be entitled to convert their notes into shares of our common stock to the extent such holder and such holder’s affiliates, collectively, would own or control, directly or indirectly, more than 4.9% of our then outstanding shares of common stock (after giving effect to such conversion). At any time through the maturity date of the notes, holders of the notes will not entitled to convert their notes into shares of our common stock to the extent such holder and such holder’s affiliates, collectively, would own or control, directly or indirectly, more than 9.9% of our then outstanding shares of common stock (after giving effect to such conversion). See “Description of the Notes—Limitation on Conversion and Issuance of Shares.”

Our credit ratings may not reflect all risks of an investment in the notes.

Our credit ratings may not reflect the potential impact of all risks related to the market values of the notes. However, real or anticipated changes in our credit ratings will generally affect the market values of the notes.

We can issue shares of preferred stock that may adversely affect your rights as a holder of our common stock.

Our certificate of incorporation currently authorizes the issuance of five million shares of preferred stock. Our board of directors is authorized to approve the issuance of one or more series of preferred stock without further authorization of our shareholders and to fix the number of shares, the designations, the relative rights and the limitations of any series of preferred stock. As a result, our board, without shareholder approval, could authorize the issuance of preferred stock with voting, conversion and other rights that could proportionately reduce, minimize or otherwise adversely affect the voting power and other rights of holders of our common stock or other series of preferred stock or that could have the effect of delaying, deferring or preventing a change in our control.

On December 31, 2009, we filed a Certificate of Designations for our Class A convertible preferred stock with the State of Delaware and issued 4,345,514 shares of such preferred stock in connection with the settlement of our recently completed debt-for equity exchange offer. Following the amendment to our certificate of incorporation filed with the State of Delaware on February 17, 2010, and the automatic conversion of all of our Class A convertible preferred stock into our common stock, no shares of such preferred stock remains outstanding. The Certificate of Designations places certain restrictions on our ability to issue additional preferred stock while the Class A convertible preferred stock is outstanding.

We are subject to restrictions on paying dividends on our common stock and we do not intend to pay dividends on our common stock in the foreseeable future.

We do not anticipate that we will be able to pay any dividends on our shares of common stock in the foreseeable future. We intend to retain any future earnings to fund operations, debt service requirements and other corporate needs. In addition, our financing facilities prohibit the payment of dividends on our common stock in other than additional shares of our common stock.

You should consider the U.S. federal income tax consequences of owning the notes.

We intend to treat the notes as indebtedness for U.S. federal income tax purposes that is subject to the Treasury regulations governing contingent payment debt instruments. For U.S. federal income tax purposes, interest income on the notes will accrue on a constant yield basis at an assumed yield (the “comparable yield”) determined at the time of issuance of the notes, which rate represents our determination of the yield at which we could issue a comparable noncontingent, nonconvertible, fixed-rate debt instrument with terms and conditions otherwise similar to the notes. A U.S. holder will be required to accrue interest income on a constant yield to maturity basis at this rate (subject to certain adjustments), with the result that a U.S. holder generally will recognize taxable income significantly in excess of regular cash interest payments received while the notes are outstanding.

A U.S. holder will also recognize gain or loss on the sale, conversion, exchange, redemption or retirement of a note in an amount equal to the difference between the amount realized on the sale, conversion, exchange, redemption or retirement of a note, including the fair market value of our common stock received, and the U.S. holder’s adjusted tax basis in the note. Any gain recognized on the sale, conversion, exchange, redemption or retirement of a note generally will be ordinary interest income; any loss will be ordinary loss to the extent of the interest previously included in income, and thereafter, capital loss. The material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes are summarized in this prospectus under the heading “Certain U.S. Federal Income Tax Considerations.”

We are a holding company, and we are dependent on the ability of our subsidiaries to distribute funds to us.

We are a holding company and our subsidiaries conduct substantially all of our consolidated operations and own substantially all of our consolidated assets. Consequently, our cash flow and our ability to make payments on our indebtedness, including the notes, substantially depends upon our subsidiaries’ cash flow and payments of funds to us by our subsidiaries. Our subsidiaries’ ability to make any advances, distributions or other payments to us may be restricted by, among other things, debt instruments, tax considerations and legal restrictions. If we are unable to obtain funds from our subsidiaries as a result of these restrictions, we may not be able to pay principal of, or interest on, the notes when due, and we cannot assure you that we will be able to obtain the necessary funds from other sources.

The subsidiary guarantees could be deemed fraudulent conveyances under certain circumstances and a court may try to subordinate or void the subsidiary guarantees.

Under various fraudulent conveyance or fraudulent transfer laws, a court could subordinate or void the subsidiary guarantees. Generally, to the extent that a court were to find that at the time one of our subsidiaries entered into a subsidiary guarantee either: (x) the subsidiary incurred the guarantee with the intent to hinder, delay or defraud any present or future creditor or contemplated insolvency with a design to favor one or more creditors to the exclusion of others or (y) the subsidiary did not receive fair consideration or reasonably equivalent value for issuing the subsidiary guarantee and, at the time it issued the subsidiary guarantee, the subsidiary (i) was insolvent or became insolvent as a result of issuing of the subsidiary guarantee, (ii) was engaged or about to engage in a business or transaction for which the remaining assets of the subsidiary constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they matured, the court could avoid or subordinate the subsidiary guarantee in favor of the subsidiary’s other obligations. Among other things, a legal challenge of a subsidiary guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the subsidiary as a result of the issuance of the notes by us. To the extent a subsidiary guarantee is voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the notes would not have any claim against that subsidiary and would be creditors solely of us and any other subsidiary guarantors whose guarantees are not held unenforceable.

Other Risks Relating to Our Business

In addition to the risks and uncertainties contained elsewhere in this prospectus or in our other SEC filings, the following risk factors should be carefully considered in evaluating us. These risks could have a material adverse effect on our business, financial condition and results of operations.

Our pension expense and funding obligations are expected to increase significantly as a result of the weak performance of financial markets and its effect on plan assets.

Our future funding obligations for our U.S. defined benefit pension plans qualified with the Internal Revenue Service depend upon the future performance of assets set aside in trusts for these plans, the level of interest rates used to determine funding levels, the level of benefits provided for by the plans, actuarial data in healthcare inflation trend rates, and experience and any changes in government laws and regulations.

If the market values of the securities held by the multi-employer plans that provide our Teamster represented employees with pension benefits continue to decline, our pension expenses would further increase upon the expiration of our collective bargaining agreements and, as a result, could materially adversely affect our business. Decreases in interest rates that are not offset by contributions and asset returns could also increase our obligations under such plans.

We are subject to general economic factors that are largely out of our control, any of which could have a material adverse effect on our business, financial condition and results of operations.

Our business is subject to a number of general economic factors that may adversely affect our business, financial condition and results of operations, many of which are largely out of our control. These factors include recessionary economic cycles and downturns in customers’ business cycles and changes in their business practices, particularly in market segments and industries, such as retail and manufacturing, where we have a significant concentration of customers. Economic conditions may adversely affect our customers’ business levels, the amount of transportation services they need and their ability to pay for our services. Due to our high fixed-cost structure, in the short-term it is difficult for us to adjust expenses proportionally with fluctuations in volume levels. Customers encountering adverse economic conditions represent a greater potential for loss, and we may be required to increase our reserve for bad-debt losses.

We are subject to business risks and increasing costs associated with the transportation industry that are largely out of our control, any of which could have a material adverse effect on our business, financial condition and results of operations.

We are subject to business risks and increasing costs associated with the transportation industry that are largely out of our control, any of which could adversely affect our business, financial condition and results of operations. The factors contributing to these risks and costs include weather, excess capacity in the transportation industry, interest rates, fuel prices and taxes, fuel surcharge collection, terrorist attacks, license and registration fees, insurance premiums and self-insurance levels, difficulty in recruiting and retaining qualified drivers, the risk of outbreak of epidemical illnesses, the risk of widespread disruption of our technology systems, and increasing equipment and operational costs. Our results of operations may also be affected by seasonal factors.

We operate in a highly competitive industry, and our business will suffer if we are unable to adequately address potential downward pricing pressures and other factors that could have a material adverse effect on our business, financial condition and results of operations.

Numerous competitive factors could adversely affect our business, financial condition and results of operations. These factors include the following:

•

We compete with many other transportation service providers of varying sizes, some of which have a lower cost structure, more equipment and greater capital resources than we do or have other competitive advantages;

•

Some of our competitors periodically reduce their prices to gain business, especially during times of reduced growth rates in the economy, which limits our ability to maintain or increase prices or maintain or grow our business;

•	Our customers may negotiate rates or contracts that minimize or eliminate our ability to offset fuel price increases through a fuel surcharge on our customers;

•	Many customers reduce the number of carriers they use by selecting so-called “core carriers” as approved transportation service providers, and in some instances, we may not be selected;

•	Many customers periodically accept bids from multiple carriers for their shipping needs, and this process may depress prices or result in the loss of some business to competitors;

•	The trend towards consolidation in the ground transportation industry may create other large carriers with greater financial resources and other competitive advantages relating to their size;

•	Advances in technology require increased investments to remain competitive, and our customers may not be willing to accept higher prices to cover the cost of these investments; and

•	Competition from non-asset-based logistics and freight brokerage companies may adversely affect our customer relationships and prices.

If our relationship with our employees were to deteriorate, we may be faced with labor disruptions or stoppages, which could have a material adverse effect on our business, financial condition and results of operations and place us at a disadvantage relative to non-union competitors.

Virtually all of our operating subsidiaries have employees who are represented by the Teamsters. These employees represent approximately 70% of our workforce.

Each of our YRC, New Penn and Holland business units employ most of their unionized employees under the terms of a common national master freight agreement with the Teamsters, as supplemented by additional regional supplements and local agreements. The Teamsters members ratified a five-year agreement that took effect on April 1, 2008, and will expire on March 31, 2013, as modified by the Amended and Restated Memorandum of Understanding on the Job Security Plan, dated July 9, 2009. The Teamsters also represent a number of employees at Reddaway, Glen Moore, Reimer and YRC Logistics under more localized agreements, which have wages, benefit contributions and other terms and conditions that better fit the cost structure and operating models of these business units.

Certain of our subsidiaries are regularly subject to grievances, arbitration proceedings and other claims concerning alleged past and current non-compliance with applicable labor law and collective bargaining agreements.

Neither we nor any of our subsidiaries can predict the outcome of any of the matters discussed above. These matters, if resolved in a manner unfavorable to us, could have a material adverse effect on our business, financial condition and results of operations.

Ongoing self-insurance and claims expenses could have a material adverse effect on our business, financial condition and results of operations.

Our future insurance and claims expenses might exceed historical levels. We currently self-insure for a majority of our claims exposure resulting from cargo loss, personal injury, property damage and workers’ compensation. If the number or severity of claims for which we are self-insured increases, our business, financial condition and results of operations could be adversely affected, and we may have to post additional letters of credit to state workers’ compensation authorities or insurers to support our insurance policies. If we lose our ability to self insure, our insurance costs could materially increase, and we may find it difficult to obtain adequate levels of insurance coverage.

We have significant ongoing capital requirements that could have a material adverse effect on our business, financial condition and results of operations if we are unable to generate sufficient cash from operations.

Our business is capital intensive. If we are unable to generate sufficient cash from operations to fund our capital requirements, we may have to limit our growth, utilize our existing capital, or enter into additional financing arrangements, including leasing arrangements, or operate our revenue equipment (including tractors and trailers) for longer periods resulting in increased maintenance costs, any of which could reduce our income. Although we expect reduced capital expenditures due to the integration of Yellow Transportation and Roadway, if our cash from operations and existing financing arrangements are not sufficient to fund our capital requirements, we may not be able to obtain additional financing at all or on terms acceptable to us.

We operate in an industry subject to extensive government regulations, and costs of compliance with, or liability for violation of, existing or future regulations could significantly increase our costs of doing business.

The U.S. Departments of Transportation and Homeland Security and various federal, state, local and foreign agencies exercise broad powers over our business, generally governing such activities as authorization to engage in motor carrier operations, safety and permits to conduct transportation business. We may also become subject to new or more restrictive regulations that the Departments of Transportation and Homeland Security, the Occupational Safety and Health Administration, the Environmental Protection Agency or other authorities impose, including regulations relating to engine exhaust emissions, the hours of service that our drivers may provide in any one time period, security and other matters. Compliance with these regulations could substantially impair equipment productivity and increase our costs.

We are subject to various environmental laws and regulations, and costs of compliance with, or liabilities for violations of, existing or future laws and regulations could significantly increase our costs of doing business.

Our operations are subject to environmental laws and regulations dealing with, among other things, the handling of hazardous materials, underground fuel storage tanks and discharge and retention of storm water. We operate in industrial areas, where truck terminals and other industrial activities are located, and where groundwater or other forms of environmental contamination may have occurred. Our operations involve the risks of fuel spillage or seepage, environmental damage and hazardous waste disposal, among others. If we are involved in a spill or other accident involving hazardous substances, or if we are found to be in violation of applicable environmental laws or regulations, it could significantly increase our cost of doing business. Under specific environmental laws and regulations, we could be held responsible for all of the costs relating to any contamination at our past or present terminals and at third-party waste disposal sites. If we fail to comply with applicable environmental laws and regulations, we could be subject to substantial fines or penalties and to civil and criminal liability.

In addition, as global warming issues become more prevalent, federal and local governments and our customers are beginning to respond to these issues. This increased focus on sustainability may result in new regulations and customer requirements that could negatively affect us. This could cause us to incur additional direct costs or to make changes to our operations to comply with any new regulations and customer requirements, as well as increased indirect costs or loss of revenue resulting from, among other things, our customers incurring additional compliance costs that affect our costs and revenues. We could also lose revenue if our customers divert business from us because we haven’t complied with their sustainability requirements. These costs, changes and loss of revenue could have a material adverse affect on our business, financial condition and results of operations.

Our management team is an important part of our business and loss of key personnel could impair our success.

We benefit from the leadership and experience of our senior management team and depend on their continued services to successfully implement our business strategy. We have an employment agreement with

William D. Zollars, our chief executive officer, and we also have agreements with other members of our management team that have provisions that encourage their continued employment with us. The loss of key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our business may be harmed by anti-terrorism measures.

In the aftermath of the terrorist attacks on the U.S., federal, state and municipal authorities have implemented and are implementing various security measures, including checkpoints and travel restrictions on large trucks. Although many companies will be adversely affected by any slowdown in the availability of freight transportation, the negative impact could affect our business disproportionately. For example, we offer specialized services that guarantee on-time delivery. If the security measures disrupt or impede the timing of our deliveries, we may fail to meet the needs of our customers, or may incur increased expenses to do so. We cannot assure you that these measures will not significantly increase our costs and reduce our operating margins and income.

The outcome of legal proceedings and IRS audits to which we and our subsidiaries are a party could have a material adverse effect on our businesses, financial condition and results of operations.

We and our subsidiaries are a party to various legal proceedings, including claims related to personal injury, property damage, cargo loss, workers’ compensation, employment discrimination, breach of contract, multi-employer pension plan withdrawal liability and antitrust violations. See the “Commitments, Contingencies and Uncertainties” note to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009. The IRS may issue adverse tax determinations in connection with its audit of our prior year tax returns or the returns of a consolidated group that we acquired in 2005. See the “Income Taxes” note to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009. We may incur significant expenses defending these legal proceedings and IRS audits. In addition, we may be required to pay significant awards, settlements or taxes in connection with these proceedings and audits, which could have a material adverse effect on our businesses, financial condition and results of operations.

We may not obtain the projected benefits and cost savings from operational changes and performance improvement initiatives.

In response to our business environment, we initiated operational changes and process improvements to reduce costs and improve financial performance. The changes and initiatives included integrating our Yellow Transportation and Roadway networks, reorganizing our management, reducing corporate overhead, closing redundant offices and eliminating unnecessary activities. There is no assurance that these changes and improvements will be successful or that we will not have to initiate additional changes and improvements in order to achieve the projected benefits and cost savings.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

We have computed the ratio of earnings to fixed charges for each of the following periods on a consolidated basis. You should read the following ratios in conjunction with our consolidated financial statements and the notes to those financial statements that are incorporated by reference in this prospectus. There were either no preference securities outstanding for each of the following periods, or in the case of the period ended December 31, 2009, no preference dividends accrued or payable on preference securities outstanding. Therefore, the ratios of earnings to combined fixed charges and preference dividends are identical to the ratios of earnings to fixed charges.

	Fiscal Year Ended December 31,
	2009(2)		2008(2)		2007(2)		2006	2005
Ratio of Earnings to Fixed Charges(1)	(3.1x	)	(10.3x	)	(5.0x	)	5.2x	6.7x

(1)	The ratio of earnings to fixed charges is computed by dividing the sum of earnings before provision for taxes on income, income or loss from equity investees and fixed charges by fixed charges. Fixed charges represent interest expense, amortization of debt premium, discount, and capitalized expenses, and an appropriate interest factor for operating leases.
(2)	The deficiency in earnings necessary to achieve a 1.0x ratio was $656.5 million for the year ended December 31, 2007, $1,148.8 million for the year ended December 31, 2008 and $856.8 million for the year ended December 31, 2009.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale by the selling securityholders of the notes or any shares of common stock issuable upon the conversion of the notes, make whole premiums or in respect of interest.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Shares of our common stock are quoted on the NASDAQ Global Select Market under the symbol “YRCW.” On March 22, 2010, the last reported sale price of our common stock was $0.45 per share. The following table sets forth, for the quarters indicated, the range of high and low sale prices for our common stock as reported on the NASDAQ Global Select Market.

	High	Low
Fiscal Year Ended December 31, 2008:
First Quarter	$19.80	$10.99
Second Quarter	20.95	11.90
Third Quarter	22.52	11.52
Fourth Quarter	11.87	1.20
Fiscal Year Ended December 31, 2009:
First Quarter	$5.45	$1.48
Second Quarter	5.94	1.52
Third Quarter	6.18	0.89
Fourth Quarter	4.83	0.81
Fiscal Year Ending December 31, 2010:
First Quarter (through March 22, 2010)	$1.18	$0.35

On March 3, 2010, we received a letter from the NASDAQ Stock Market that our common stock per share closing price was less than $1.00 for 30 consecutive trading days. To remain listed on the NASDAQ Stock Market, our common stock must close above a per share price of $1.00 for at least 10 consecutive trading days during a 180-day grace period ending August 30, 2010. Utilizing the shareholder approval of the reverse stock split described in “Description of Capital Stock—Common Stock,” we expect to effect a reverse stock split to attempt compliance with the NASDAQ minimum bid price rule within the 180-day grace period that the NASDAQ Stock Market permits. However, pursuant to the note purchase agreement, we have agreed not to implement the reverse stock split prior to April 24, 2010.

No dividends on our common stock were declared or paid during the past four years, and no dividends are anticipated to be declared or paid on our common stock in the foreseeable future. Our payment of dividends in the future will be determined by our board of directors and will depend on business conditions, our financial condition, our earnings, restrictions and limitations imposed under our various debt instruments or financing facilities, and other factors.

DESCRIPTION OF THE NOTES

The notes were issued and any additional notes will be issued under an indenture, dated as of February 23, 2010, among YRC Worldwide Inc., as issuer, certain subsidiary guarantors and U.S. Bank National Association, as trustee, and pursuant to the note purchase agreement. The following description is only a summary of the material provisions of the notes and the related indenture. We urge you to read the indenture and the notes in their entirety because they, and not this description, define your rights as holders of the notes. You may request copies of these documents at our address shown under the caption “Where You Can Find More Information.” The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

General

The notes are our senior unsecured obligations, ranking equal in right of payment with all of our existing and future senior unsecured indebtedness and senior to any of our existing or future subordinated indebtedness. The notes are currently guaranteed by certain of our domestic subsidiaries. The notes effectively are subordinated to all of our and our subsidiaries’ existing and future secured indebtedness to the extent of the assets securing such indebtedness and effectively are subordinated to all liabilities of our non-guarantor subsidiaries. As of December 31, 2009, we and our subsidiary guarantors had approximately $1.1 billion of secured indebtedness outstanding to which the notes effectively are subordinated.

On February 11, 2010, we entered into the note purchase agreement with certain investors pursuant to which such investors agreed, subject to the terms and conditions set forth therein, to purchase from us $70,000,000 in aggregate principal amount of our notes. We issued notes in an aggregate principal amount of $49,800,000 to the investors on February 23, 2010, and expect to issue notes in an aggregate principal amount of $20,200,000 upon the earlier of (i) the date we enter into a supplemental indenture to amend the indenture governing the 5% Notes, with the consent of the requisite holders of the 5% Notes as provided in the 5% Notes indenture, if necessary, which supplemental indenture will terminate or extinguish the holders’ put right and (ii) July 30, 2010 provided certain conditions are met, including our compliance with our senior credit facilities at such time. In the event certain conditions are not satisfied, the investors will not purchase the additional $20,200,000 of notes from us. See “Risk Factors—If the conditions under the note purchase agreement are not satisfied for the second closing, the investors will not be required to purchase all of the notes described in this prospectus.” The notes will mature on February 15, 2014, unless earlier repurchased by us at a holder’s option upon a fundamental change of the Company as described under “—Right to Require Purchase of Notes upon a Fundamental Change.” We may not redeem the notes prior to their stated maturity.

The notes are convertible into shares of our common stock as described under “—Conversion Rights of Holders” and “—Mandatory Conversion of the Notes.” We may also issue shares of our common stock in respect of make whole premiums, in respect of interest or as liquidated damages.

The indenture contains restrictions on our ability and the ability of our significant subsidiaries to incur additional debt. See “—Limitations on Incurrence of Additional Indebtedness.”

The indenture does not contain any restriction on the payment of dividends nor does it contain any financial covenants. Other than as described under “—Future Guarantees,” “—Right to Require Purchase of Notes upon a Fundamental Change” and “—Limitations on Incurrence of Additional Indebtedness,” the indenture contains no covenants or other provisions that afford protection to holders of notes in the event of a highly leveraged transaction.

We are obligated to pay reasonable compensation to the trustee. We will indemnify the trustee against any losses, liabilities or expenses incurred by it in connection with its duties. These payments will be senior to the claims of the holders of the notes.

Interest

We will pay interest on the notes to holders of record on February 1 and August 1 of each year, whether or not such day is a business day, at an interest rate of 6.0% per annum payable semiannually in arrears on the following February 15 and August 15 of each year, commencing August 15, 2010. Interest on the notes issued in the first closing will accrue from February 23, 2010 or, if interest has already been paid, from the date it was most recently paid. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Upon the occurrence of an event of default, the interest rate will be increased by 2% per annum.

Notwithstanding the foregoing, and provided that the payment of the interest in shares of our common stock would not result in a violation or violations of the limitation on issuance described in “—Limitation on Conversion and Issuance of Shares,” to the extent that (i) we are not permitted to pay the entire amount of interest then due and payable on notes pursuant to the terms of any financing facility (as defined below) as in effect of the date of the indenture (“bank restricted interest”) or (ii) we and our subsidiaries, collectively, determine in our reasonable judgment that we lack sufficient funds necessary to pay the entire amount of the interest then due and payable on the notes or are otherwise deferring scheduled payments of interest, commitment fees and letter of credit fees under the financing facilities (such amount of interest for which sufficient funds are lacking, together with bank restricted interest, “restricted interest”), we may elect to pay the restricted interest by issuing shares of our common stock that are qualified for registration with the SEC upon resale of such shares and listed on a principal market in an amount of shares equal to the quotient of (x) the amount of such restricted interest then due on the notes divided by (y) the restricted interest conversion price (as hereinafter defined), rounded up to the nearest whole share of common stock. On or prior to the record date immediately preceding the interest payment date for which restricted interest will be paid, we will give written notice to the trustee and file a Current Report on Form 8-K of our intention to issue shares of common stock in respect of restricted interest and the amount of restricted interest per $1,000 in principal amount of notes.

“Financing facilities” means, collectively, (i) that certain Credit Agreement, dated as of August 17, 2007, as amended, among the Company, certain of its subsidiaries, JPMorgan Chase Bank, National Association, as agent, and the other lenders party thereto, and (ii) that certain Third Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2008, as amended, among the Company, as performance guarantor, Yellow Roadway Receivables Funding Corporation, as seller, Falcon Asset Securitization Company LLC, Three Pillars Funding LLC and Amsterdam Funding Corporation, as conduits, the financial institutions party thereto, as committed purchasers, Wachovia Bank, National Association, as agent and letter of credit issuer, SunTrust Robinson Humphrey, Inc., as agent, The Royal Bank of Scotland plc (successor to ABN AMRO Bank N.V.), as agent, and JPMorgan Chase Bank, N.A., as agent, in each case, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding any Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under any such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Principal market” means The NASDAQ Global Select Market or such other stock exchange or electronic quotation system on which our common stock is listed or quoted on the applicable trading day.

The “restricted interest conversion price” is the product of (x) 95% multiplied by (y) the simple arithmetic average of the weighted average price of the shares of common stock (as reported by Bloomberg) for each of the five (5) consecutive trading days ending on the second (2nd) trading day immediately preceding the interest payment date to which such restricted interest relates; provided that in no event shall the restricted interest conversion price be less than $0.38 per share of common stock (as appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction) or greater than the conversion price then in effect.

We will pay the principal of, and interest on, the notes at the office or agency maintained by us in the Borough of Manhattan in New York City. Holders may register the transfer of their notes at the same location. We reserve the right to pay interest to holders of the notes by check mailed to the holders at their registered addresses. However, a holder of notes with an aggregate principal amount in excess of $1,000,000 will be paid by wire transfer in immediately available funds at such holder’s election. In general, we will not pay accrued interest on any notes that are converted into shares of common stock. The notes will be issued in certificated form to holders of the notes. The notes shall be issued only in denominations of $1,000 of principal amount and any integral multiple of $1,000. There will be no service charge for any registration of transfer or exchange of notes. We may, however, require holders to pay a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with any transfer or exchange.

Guarantees

The notes are currently guaranteed on a senior unsecured basis by our following subsidiaries: Globe.com Lines, Inc., YRC Inc., YRC Logistics, Inc., YRC Logistics Global, LLC, Roadway LLC, Roadway Next Day Corporation, YRC Enterprise Services, Inc., YRC Regional Transportation, Inc., USF Sales Corporation, USF Holland Inc., USF Reddaway Inc., USF Glen Moore Inc., YRC Logistics Services, Inc. and IMUA Handling Corporation. If, after the date of the indenture, any debt securities of the Company (excluding any financing facility or other bank credit facility) have the benefit of guarantees (“other guarantees”) from any subsidiary of the Company that does not also guarantee the notes, then (but only so long as such other guarantees continue in effect), the Company will cause such subsidiary to guarantee all obligations with respect to the notes. In the event of a sale of all or substantially all of the capital stock or assets of any guarantor in a transaction that does not result in a default or event of default and where fair value is received, the guarantee of such guarantor will be released.

Conversion Rights of Holders

A holder may convert any outstanding notes into shares of our common stock at an initial conversion price per share of $0.43 upon the terms described in this section. This represents a conversion rate of approximately 2,325.5814 shares per $1,000 principal amount of the notes. The conversion price (and resulting conversion rate) is, however, subject to adjustment as described below. A holder may convert notes only in denominations of $1,000 and integral multiples of $1,000, and subject to the limitation on conversion set forth in “—Limitation on Conversion and Issuance of Shares.”

Make Whole Premium

Upon conversion of notes by a holder pursuant to this section or pursuant to a mandatory conversion at our option, we will also pay to such holder a make whole premium (“make whole premium”) on the notes converted equal to the sum of undiscounted interest that would have been paid on the principal amount of such notes from the last date interest was paid immediately prior to such conversion or mandatory conversion, as the case may be, through and including the stated maturity as though such notes had remained outstanding until the stated maturity. The make whole premium will be payable in shares of common stock at a price per share of common stock (the “make whole premium conversion price”) equal to 95% of the simple arithmetic average of the weighted average price of the shares of common stock (as reported by Bloomberg) for each of, (x) with respect to a conversion other than a mandatory conversion, the five (5) consecutive trading days ending on the second (2nd) trading day immediately preceding the date of such conversion, and (y) with respect to a mandatory conversion, the 10 consecutive trading days ending on the second (2nd) trading day immediately preceding such mandatory conversion date; provided that in no event shall the make whole premium conversion price be less than $0.38 per share of common stock (as appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction) or greater than the conversion price then in effect; provided, further, that the number of shares of common stock issuable with respect to the make whole premium will be subject to the limitation on issuance set forth in “—Limitation on Conversion and Issuance of Shares.”

Conversion Rate Adjustments

We will adjust the conversion rate from time to time if any of the following events occur:

(1)	If we exclusively issues shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, then the conversion rate will be adjusted based on the following formula:

CR’=	CR0xOS’
OS0

where,

CR0	=	the conversion rate in effect immediately prior to the ex-date (as defined below) of such dividend or distribution, or the effective date of such share split or share combination, as applicable;

CR’	=	the conversion rate in effect immediately after such ex-date or effective date;

OS0	=	the number of shares of common stock outstanding immediately prior to such ex-date or effective date; and

OS’	=	the number of shares of common stock outstanding immediately after such ex-date or effective date.

(2)	If we issue to all holders of common stock any rights or warrants entitling them for a period of not more than 60 calendar days to subscribe for or purchase shares of common stock at a price per share less than the average of the last reported sale prices of common stock for the 10 consecutive trading day period ending on the business day immediately preceding the date of announcement of such issuance, the conversion rate shall be adjusted based on the following formula (provided that the conversion rate will be readjusted to the extent such rights or warrants are not exercised prior to their expiration):

CR’=	CR0 x	OS0 + X
OS0 + Y

where,

CR0	=	the conversion rate in effect immediately prior to the ex-date for such issuance;

CR’	=	the conversion rate in effect immediately after such ex-date;

OS0	=	the number of shares of common stock outstanding immediately after such ex-date;

X	=	the total number of shares of common stock issuable pursuant to such rights; and

Y	=	the number of shares of common stock equal to the aggregate price payable to exercise such rights divided by the average of the last reported sale prices of common stock for the 10 consecutive trading day period ending on the business day immediately preceding the date of announcement of the issuance of such rights.

(3)	If we distribute shares of any class of our capital stock, evidences of our indebtedness or other assets or property to all holders of our common stock, excluding: (i) dividends or distributions referred to in clause (1) above; (ii) rights or warrants referred to in clause (2) above; (iii) dividends or distributions paid exclusively in cash; and (iv) spin-offs (as described below) to which the provisions set forth below in this clause applies; then the conversion rate will be adjusted based on the following formula:

CR’=	CR0 x	SP0
SP0 –FMV

where,

CR0	=	the conversion rate in effect immediately prior to the ex-date for such distribution;

CR’	=	the conversion rate in effect immediately after such ex-date;

SP0	=	the average of the last reported sale prices of the common stock over the 10 consecutive trading-day period ending on the business day immediately preceding the ex-date for such distribution; and

FMV	=	the fair market value (as determined by our board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of the common stock on the record date for such distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on the common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit (a “spin-off”), the conversion rate in effect immediately before 5:00 p.m., New York City time, on the effective date of the spin-off shall be increased based on the following formula:

CR’=	CR0 x	FMV0 + MP0
MP0

where

CR0	=	the conversion rate in effect immediately prior to the effective date of the adjustment;

CR’	=	the conversion rate in effect immediately after the effective date of the adjustment;

FMV0	=	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of common stock applicable to one share of common stock over the first ten consecutive trading day period after the effective date of the spin-off; and

MP0	=	the average of the last reported sale prices of common stock over the first ten consecutive trading day period after the effective date of the spin-off.

The adjustment to the conversion rate under the preceding paragraph will occur on the tenth trading day from, and including, the effective date of the spin-off; provided that in respect of any conversion within the 10 trading days following the effective date of any spin-off, references within this clause (3) to “10 days” shall be deemed replaced with such lesser number of trading days as have elapsed between the effective date of such spin-off and the conversion date in determining the applicable conversion rate.

(4)	If any cash dividend or other distribution is made to all holders of common stock, the conversion rate shall be adjusted based on the following formula:

CR’=	CR0 x	SP0
SP0 –C

where,

CR0	=	the conversion rate in effect immediately prior to the ex-date for such distribution;

CR’	=	the conversion rate in effect immediately after the ex-date for such distribution;

SP0	=	the last reported sale price of a share of common stock on the trading day immediately preceding the ex-date for such distribution; and

C	=	the amount in cash per share the Company distributes to holders of common stock.

(5)	If we or one of our subsidiaries make a payment in respect of a tender offer or exchange offer for common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price per share of common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate shall be increased based on the following formula:

CR’=	CR0 x	AC + (SP’ x OS’)
OS0 x SP’

where,

CR0	=	the conversion rate in effect on the date the tender or exchange offer expires;

CR’	=	the conversion rate in effect on the day next succeeding the date the tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of common stock outstanding immediately prior to the date such tender or exchange offer expires;

OS’	=	the number of shares of common stock outstanding immediately after the date such tender or exchange offer expires; and

SP’	=	the average of the last reported sale prices of common stock over the 10 consecutive trading day period commencing on the trading day next succeeding the date such tender or exchange offer expires.

The adjustment to the conversion rate under this clause (5) shall occur on the tenth trading day from, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 trading days beginning on the trading day next succeeding the date the tender or exchange offer expires, references within this clause (5) to “10 days” shall be deemed replaced with such lesser number of trading days as have elapsed between the trading day next succeeding the date the tender or exchange offer expires and the conversion date in determining the applicable conversion rate.

As used in “Conversion Rate Adjustments,” “ex-date” shall mean the first date on which the shares of the common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question. Notwithstanding the foregoing, if the application of the foregoing formulas would result in a decrease in the conversion rate (other than as a result of a reverse stock split or a stock combination), no adjustment to the conversion rate (or the conversion price) shall be made.

The conversion price will not be adjusted until adjustments amount to 1% or more of the conversion price as last adjusted. We will carry forward any adjustment we do not make and will include it in any future adjustment.

We will not issue fractional shares of common stock to a holder who converts a note; fractional shares will be rounded up to the nearest whole share.

We may from time to time increase the conversion rate (and thereby decrease the conversion price) if our board of directors determines that this reduction would be in the best interests of the Company. Any such determination by our board of directors will be conclusive. Any such reduction in the conversion price must remain in effect for at least 20 days.

Mandatory Conversion of the Notes

We may not redeem any of the notes prior to stated maturity, but we may elect to cause the notes to be converted pursuant to a mandatory conversion from and after the two (2) year anniversary of the date of the indenture into shares of common stock as a whole, or from time to time in part, in any integral multiple of $1,000, at our option, if the last reported sale price of our common stock has been at least 150% of the conversion price in effect on the applicable trading day for at least twenty (20) trading days during any thirty (30) consecutive trading day period ending one trading day prior to the date on which we announces our election of a mandatory conversion, with the number of shares to be issued in connection with such mandatory conversion equal to the sum of (x) the principal amount of notes subject to the mandatory conversion plus (y) accrued and unpaid liquidated damages under the registration rights agreement, if any, on such principal amount accruing through but not including the mandatory conversion date, divided by the conversion price in effect on the second (2nd) business day immediately preceding such mandatory conversion date (subject to adjustments as set forth in “Conversion Rights—Conversion Rate Adjustments”), plus the make whole premium divided by the make whole premium conversion price, (plus such shares of common stock to be issued with respect to restricted interest, if any, to the extent not issued to the noteholder (or portion thereof) subject to such mandatory conversion with respect to an interest payment date prior to such mandatory conversion date). See also “—Conversion Rights—Make Whole Premium” for certain definitions and other information. The maximum number of shares that may be issued on account of a mandatory conversion is subject to the limitation described in “Limitation on Conversion and Issuance of Shares,” however, a holder of a sufficient aggregate principal amount of the notes may become an affiliate of the Company upon issuance of our common stock to that holder on account of such a mandatory conversion.

We will issue a press release and file with the SEC a Current Report on Form 8-K announcing the mandatory conversion and promptly as practicable thereafter mail a notice to each holder of notes to be converted. The notice will include, among other things, (i) the conversion price in effect on the date of the notice, (ii) the mandatory conversion date, (iii) the principal amount of the notes subject to the mandatory conversion and the amount of accrued and unpaid liquidated damages, if any, to be converted and (iv) the amount of the make whole premium. If we opt to convert less than all of the notes in a mandatory conversion, the trustee will select the notes to be converted on a pro rata basis. If we opt for a mandatory conversion of less than all notes, the trustee may select for conversion portions of the principal amount of notes that have denominations of $1,000 or integral multiples thereof.

Limitation on Conversion and Issuance of Shares

Notwithstanding anything to the contrary set forth in the indenture or in the notes, the maximum number of shares of common stock which can be issued in respect of the notes upon conversion (including mandatory conversion), restricted interest, make whole premium or otherwise shall be limited to 201,880,000 shares of common stock in the aggregate for $70,000,000 in aggregate principal amount of notes as of the date of the indenture. This limitation shall be adjusted to reflect any adjustments in the conversion rate to be made in accordance with this section, and shall apply pro rata to all notes issued under the indenture. To the extent any shares of common stock are restricted from being issued to a noteholder in respect of such limitation, the noteholder shall not receive any cash or other consideration in lieu of such shares. This limitation shall terminate and cease to be of force and effect if the holders of our common stock approve the termination of this limitation. We covenant and agree to disclose in our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K

to be filed with the SEC from and after the date of the indenture so long as any notes remain outstanding, which disclosure will set forth the then outstanding aggregate principal amount of the notes and the maximum number of shares of common stock which may be issued in connection therewith after taking into account any conversions of notes and the payment of restricted interest and the make whole premium as of the end of the fiscal period to which such report relates and, to the extent available, as of a more recent date for which such information is available at the time such report is filed with the SEC.

Notwithstanding anything to the contrary, from the date of the indenture through (i) but not including the two (2) year anniversary, no holder may convert any portion of its notes in excess of that portion of the notes upon conversion of which the sum of (1) the number of shares of our common stock beneficially owned by the holder and its affiliates (as defined in the indenture) (other than shares of common stock which may be deemed beneficially owned through the ownership of the unconverted portion of the notes or the unexercised or unconverted portion of any other security of the holder subject to a limitation on conversion analogous to the limitations contained herein in this clause (i)) and (2) the number of shares of common stock issuable upon the conversion of the portion of the notes with respect to which the determination of this proviso is being made (including the payment of the make whole premium in connection therewith), would result in beneficial ownership by the holder and its affiliates of any amount greater than 4.9% of the then outstanding shares of our common stock (whether or not, at the time of such exercise, the holder and its affiliates beneficially own more than 4.9% of the then outstanding shares of our common stock), and (ii) and including the stated maturity of the notes, no holder may convert any portion of its notes to the extent that such conversion would cause the holder to hold or own greater than 9.9% of the total combined voting power of all classes of our voting stock within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), taking into consideration the attribution rules set forth in Section 871(h)(3)(C) of the Code. The limitations set forth in clause (i) above may be waived by the holder by providing us no less than sixty-one (61) days prior notice. The limitations set forth in clause (ii) above may not be waived at any time by any holder.

Right to Require Purchase of Notes upon a Fundamental Change

If a fundamental change (as defined below) occurs, each holder of notes may require that we repurchase the holder’s notes on the date fixed by us that is not less than 30 days nor more than 60 days after we give notice of the fundamental change. We will repurchase the notes for an amount of cash equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, and liquidated damages, if any, to the date of repurchase.

“Fundamental change” means the occurrence of one or more of the following events:

(1)	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any person or group of related persons, as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Group”) (whether or not otherwise in compliance with the provisions of the indenture governing the notes);

(2)	any person or Group other than the Company, the guarantors or the Company’s or its subsidiaries’ employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or Group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act of the Company’s common equity representing more than 50% of the voting power of the Company’s outstanding voting stock;

(3)

consummation of any share exchange, consolidation or merger of the Company (excluding a merger solely for the purpose of changing the Company’s jurisdiction of incorporation) pursuant to which the common stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any person other than one of the subsidiaries; provided, however, that a transaction where the holders of more than 50% of each class of the

Company’s outstanding common equity immediately prior to such transaction own, directly or indirectly, more than 50% of such class of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event shall not be a fundamental change (unless such transaction constitutes a fundamental change pursuant to another clause of this definition);

(4)	the approval by the holders of capital stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); or

(5)	the first day of which a majority of the members of the Company’s board of directors are not continuing directors (as hereinafter defined).

The definition of “fundamental change” includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase such notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets to another person or Group may be uncertain.

The term “beneficial owner” will be determined in accordance with Rules 13d-3 and 13d-5 promulgated by the SEC under the Exchange Act or any successor provision, except that a person shall be deemed to have “beneficial ownership” of all shares of our common stock that the person has the right to acquire, whether exercisable immediately or only after the passage of time.

“Continuing directors” means, as of any date of determination, any member of the board of directors of the Company who (i) was a member of such board of directors on the date of the original issuance of the notes or (ii) was nominated for election or elected to the board of directors with the approval of a majority of the continuing directors who were members of such board of directors at the time of such nomination or election.

On or prior to the fundamental change purchase date, we will deposit with the paying agent an amount of money sufficient to pay the aggregate repurchase price of the notes which is to be paid on the fundamental change purchase date.

On or before the 15th day after the fundamental change, we will mail to the trustee and all holders of the notes a notice of the occurrence of the fundamental change, and on or before the second business day after the fundamental change, we will file a Current Report on Form 8-K with the SEC and publish such notice through a public medium as we may use at such time, stating, among other things:

•	the fundamental change purchase date;

•	the date by which the repurchase right must be exercised;

•	the fundamental change purchase price for the notes;

•	the conversion rate, the conversion price and any adjustments thereto; and

•	the procedures which a holder of notes must follow to exercise the repurchase right.

To exercise the repurchase right, the holder of a note must deliver, on or before the third business day before the fundamental change purchase date, a written notice to us and the paying agent of the holder’s exercise of the repurchase right. This notice of exercise may be withdrawn by the holder at any time on or before the close of business on the business day preceding the fundamental change purchase date.

Our obligations with respect to the repurchase right upon a fundamental change will be satisfied if a third party makes a fundamental change offer in the manner and at the times and otherwise in compliance in all material respects with the requirements applicable to a fundamental change and purchases all notes properly tendered and not withdrawn under the fundamental change offer.

If a fundamental change occurs and the holders exercise their rights to require us to repurchase notes, we intend to comply with applicable tender offer rules under the Exchange Act with respect to any repurchase.

Limitations on Incurrence of Additional Indebtedness

So long as at least $10 million in principal amount of the notes are outstanding, neither we, nor our significant subsidiaries are permitted to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of (collectively, “incur”) any indebtedness (other than permitted indebtedness) at any time prior to the two (2) year anniversary of the date of the indenture.

“Indebtedness” means, with respect to any person, without duplication, (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) all capitalized lease obligations of such person, (iv) all obligations of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of indebtedness of any other person referred to in clauses (i) through (v) above and clause (viii) below, (vii) all obligations of any other person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such person, (viii) all obligations under currency agreements and interest swap agreements of such person and (ix) all disqualified capital stock issued by such person. Notwithstanding the foregoing, indebtedness shall not include (i) any pension contributions or health and welfare contributions due from such person and/or its applicable subsidiaries to any pension fund entity or health and welfare fund or (ii) the accumulation (but not the payment of) of cash dividends on disqualified stock, the accretion or amortization of original issue discount and the payment of dividends on disqualified stock in the form of additional shares of capital stock of the Company.

“Permitted indebtedness” means, without duplication, each of the following:

(i)	indebtedness (a) under the notes, the indenture and the guarantees not to exceed $70,000,000 in aggregate principal amount or (b) that is unsecured and ranks pari passu with the indebtedness set forth in clause (a) in an aggregate principal amount at any time outstanding not in excess of the principal amount of the notes that have been converted into shares of common stock in accordance with the terms of the indenture;

(ii)	indebtedness incurred pursuant to any financing facility;

(iii)	(a) other indebtedness of the Company and its significant subsidiaries outstanding on the date of the indenture reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon, and (b) any commitments for revolving working capital facilities in foreign jurisdictions outstanding as of the date of the indenture and any outstanding indebtedness in respect thereof, provided that the borrowing under such facilities are used solely for working capital purposes;

(iv)	interest swap obligations of the Company covering indebtedness of the Company or any of its significant subsidiaries entered into in the ordinary course of business and not for speculative purposes;

(v)	indebtedness under currency agreements entered into in the ordinary course of business and for speculative purposes;

(vi)	indebtedness of a significant subsidiary to the Company or to another subsidiary for so long as such indebtedness is held by the Company or another subsidiary; provided that if as of any date any person other than the Company or a subsidiary owns or holds any such indebtedness, such date shall be deemed the incurrence of indebtedness not constituting permitted indebtedness by the issuer of such indebtedness;

(vii)	indebtedness of the Company to a significant subsidiary for so long as such indebtedness is held by a subsidiary; provided that (a) any indebtedness of the Company to any subsidiary is unsecured and (b) if as of any date any person other than a subsidiary owns or holds any such indebtedness, such date shall be deemed the incurrence of indebtedness not constituting permitted indebtedness by the Company;

(viii)	indebtedness (a) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such indebtedness is extinguished within five business days of incurrence and (b) in respect of customary netting services and overdraft protections in connection with deposit accounts incurred in the ordinary course of business;

(ix)	indebtedness of the Company or any of the significant subsidiaries represented by letters of credit for the account of the Company or such significant subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(x)	unsecured Indebtedness that (A) is expressly subordinated to the obligations due to the noteholders under the indenture and the notes pursuant to a written agreement among the holders of such indebtedness and the persons incurring such indebtedness for the benefit of the trustee and the holders of the notes, and (B) does not provide for any cash payment in respect of any sinking fund payment or amortization or other payment of principal, whether by installment or at final maturity, at any time prior to the date which is at least six (6) months after the stated maturity;

(xi)	purchase money indebtedness, capitalized lease obligations and attributable indebtedness (and any indebtedness incurred to such refinance such indebtedness) to the extent permitted under any financing facility;

(xii)	indebtedness of the Company and its significant subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds, completion guarantees, workers’ compensation claims, self-insurance obligations, performance bonds, export or import indemnitees or similar instruments, customs bonds, governmental contracts, leases, employee credit card arrangements and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(xiii)	indebtedness (a) in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made hereunder or (b) incurred in the ordinary course of business in connection with the financing of insurance premiums;

(xiv)	indebtedness of the Company or any significant subsidiary as an account party in respect of trade letters of credit;

(xv)	the guarantee by the Company or any significant subsidiary of indebtedness of the Company or any significant subsidiary to the extent that the guaranteed indebtedness was permitted to be incurred under the indenture; provided that if the indebtedness being guaranteed is subordinated to or pari passu with the notes, then the guarantee must be subordinated or pari passu, as applicable, to the same extent as the indebtedness guaranteed;

(xvi)	indebtedness under commodity agreements entered into in the ordinary course of business and not for speculative purposes;

(xvii)	other indebtedness of the Company and its significant subsidiaries in an aggregate principal amount not to exceed $20,000,000; and

(xviii)	refinancing indebtedness.

“Significant subsidiary” has the meaning ascribed to such term in Regulation S-X (17 CFR Part 210). Unless the context requires otherwise, “significant subsidiary” will refer to a significant subsidiary of the Company.

Reverse Stock Split; Combination of Shares.

We may not implement or cause a reverse stock split or a combination of our shares of common stock at any time prior to the 60th day after the date of the indenture.

Consolidation, Merger and Sale of Assets

We may, without the consent of the holders of any of the notes, consolidate with, or merge into, any other person or convey, transfer or lease all or substantially all of our properties and assets to, any other person, if:

•

we are the resulting or surviving corporation, or the successor, transferee or lessee, if other than us, is a corporation organized and validly existing under the laws of United States, any State thereof or the District of Columbia and expressly assumes by supplemental indenture executed and delivered to the trustee, all of our obligations under the indenture, the notes and the registration rights agreement; and

•	after giving effect to the transaction, no event of default and no event which, with notice or lapse of time, or both, would constitute an event of default, shall have occurred and be continuing.

Under any consolidation, merger or any conveyance, transfer or lease of our properties and assets as described in the preceding paragraph, the successor company will be our successor and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture. If the predecessor is still in existence after the transaction, it will be released from its obligations and covenants under the indenture and the notes.

Modification and Waiver

We, the subsidiary guarantors and the trustee may enter into one or more supplemental indentures that add, change or eliminate provisions of the indenture or modify the rights of the holders of the notes with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding. However, without the consent of each holder of an outstanding note, no supplemental indenture may, among other things:

•	change the stated maturity of the principal of, or payment date of any installment of interest or liquidated damages, if any, on any note;

•

reduce the principal amount of, the make whole amount due in respect of, or the rate of interest on or liquidated damages, if any, any note, or alter the manner of calculation of interest or liquidated damages, if any, or the rate of accrual, on any note;

•	change the currency in which the principal of any note or interest or liquidated damages, if any, is payable;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any note when due;

•

adversely affect any right provided in the indenture to convert any note including with respect to a mandatory conversion or make whole premium or the issuance of shares of common stock in respect of restricted interest;

•	modify the ranking of the notes or any guarantee adverse to the rights of the holders;

•

after the Company’s obligation to purchase notes arises thereunder, to convert notes in a mandatory conversion or to issue shares in payment of the make whole premium, to amend, change or modify in any material respect in a manner adverse to the holders of the obligation of the Company to make and consummate a fundamental change offer in the event of a fundamental change or, after such fundamental change has occurred, modify any of the provisions with respect thereto, or modify any provisions relating to the payment of the mandatory conversion price or make whole premium after the Company has elected to make a mandatory conversion or the holders have elected to convert their notes;

•	reduce the percentage in principal amount of the outstanding notes necessary to modify or amend the indenture or to consent to any waiver provided for in the indenture;

•	waive a default in the payment of principal of, or interest or liquidated damages, if any, on, or the fundamental change purchase price in respect of, any note; or

•	modify or change the provision of the indenture regarding waiver of past defaults and the provision regarding rights of holders to receive payment.

The holders of a majority in principal amount of the outstanding notes may, on behalf of the holders of all notes:

•	waive compliance by us with restrictive provisions of the indenture other than as provided in the preceding paragraph; and

•

waive any past default under the indenture and its consequences, except a default in the payment of the principal of or any interest on any note or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

Without the consent of any holders of notes, we, the subsidiary guarantors and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to cure any ambiguity, omission, defect or inconsistency in the indenture;

•	to evidence a successor to us and the assumption by the successor of our obligations under the indenture and the notes;

•	to make any change that does not adversely affect the rights of any holder of the notes;

•	to provide the holders of the notes with any additional rights or benefits;

•	to comply with any requirement in connection with the qualification of the indenture under the Trust Indenture Act; or

•	to complete or make provision for certain other matters contemplated by the indenture.

Events of Default

Each of the following is an “event of default”:

(1)	a default in the payment of any interest, or liquidated damages, if any, upon any of the notes when due and payable and such default continues for a period of 30 days;

(2)	a default in the payment of the principal of the notes or the fundamental change purchase price when due;

(3)	a failure to comply with any of our agreements in the indenture or the notes which continues for 45 days;

(4)	the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any of our or our subsidiaries’ indebtedness, or the acceleration of the final stated maturity of any such indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 10 days of receipt by us or such subsidiary of notice of any such acceleration) if the aggregate principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 10-day period described above has elapsed), aggregates $10,000,000 or more at any time;

(5)	failure by us or any of our significant subsidiaries to pay any final, non-appealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $15,000,000, which judgments are not stayed, bonded or discharged within 60 days after their entry;

(6)	our failure to issue common stock upon conversion of notes by a holder or upon a mandatory conversion in accordance with the provisions set forth in the indenture and the notes;

(7)	any guarantee by a significant subsidiary shall for any reason cease to be in full force and effect or be asserted by the Company or any such guarantor, as applicable, not to be in full force and effect (except pursuant to the release of any such guarantee in accordance with the provisions of the indenture); or

(8)	events of bankruptcy, insolvency or reorganization involving us or any of our significant subsidiaries.

If an event of default described above (other than an event of default specified in clause (8) above with respect to the Company) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal amount of and accrued and unpaid interest, and liquidated damages, if any, on all notes to be immediately due and payable. This declaration may be rescinded if the conditions described in the indenture are satisfied. If an event of default of the type referred to in clause (8) above with respect to the Company occurs, the principal amount of and accrued and unpaid interest, and liquidated damages, if any, on the outstanding notes will automatically become immediately due and payable.

Within 90 days following a default, the trustee must give to the registered holders of notes notice of all uncured defaults known to it. The trustee, if and as long as it also acts in the capacity of paying agent, may withhold the notice if it in good faith determines that the withholding of the notice is in the best interests of the registered holders, except in the case of a default in the payment of the principal of, or interest, or liquidated damages, if any, on, any of the notes when due or due for purchase.

The holders of not less than a majority in principal amount of the outstanding notes may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes unless the holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, or interest, when due or the right to convert a note in accordance with the indenture, no holder may institute a proceeding or pursue any remedy with respect to the indenture or the notes unless the conditions provided in the indenture have been satisfied, including among other things:

•	holders of at least 25% in principal amount of the outstanding notes have requested in the writing that the trustee to pursue the remedy; and

•	holders have offered the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense.

We are required to deliver to the trustee annually a certificate indicating whether the officers signing the certificate know of any default by us in the performance or observance of any of the terms of the indenture. If the officers know of a default, the certificate must specify the status and nature of all defaults. We are also required to deliver to the trustee an officers’ certificate, within 10 days of becoming aware of any default or event of default, specifying such default or event of default and what action we are taking or proposing to take with respect thereto.

Form and Delivery of Notes

The notes will be issued in certificated form to the holders of the notes. The notes will be executed by an officer of the Company by manual or facsimile signature. The Company may deliver the notes executed by the Company to the trustee for authentication, together with a company order for the authentication and delivery of the notes, and the trustee in accordance with the company order and the terms of the indenture will authenticate and deliver the notes.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or after all outstanding notes have become due and payable, cash sufficient to pay all amounts due and owing on all outstanding notes and, in each case, paying all other sums payable under the indenture by us.

Registration Rights

We and our guarantor subsidiaries entered into a registration rights agreement with the purchasers for the benefit of the holders of the notes and the shares of our common stock issuable on conversion of the notes or otherwise on account of the notes. The shelf registration statement to which this prospectus relates is intended to satisfy our obligations under that agreement. Under that agreement, we will at our cost, use our commercially reasonable efforts to keep the shelf registration statement effective after its effective date until the earlier of:

•	the sale under the shelf registration statement of all of the notes and any shares of our common stock issued on their conversion or otherwise under the terms of the notes; and

•

the date the notes and any shares of our common stock issued on their conversion or otherwise under the terms of the notes may be sold without restriction under Rule 144 of the Securities Act (such date, the “effective period”).

If (i) the shelf registration statement is not declared effective on or prior to the earlier of (1) April 30, 2010, (2) the 2nd business day after we receive notice that the shelf registration statement will not be reviewed by the SEC or (3) if the shelf registration statement is reviewed by the SEC, the 5th business day following the date we are notified that it will receive no further review or comments; provided that, with respect to clauses (2) and (3), if the effectiveness deadline falls on a date on which the shelf registration statement is not eligible to be declared effective under applicable rules and regulations of the SEC, the effectiveness deadline will be extended to the first business day on which such shelf registration statement is so eligible to be declared effective by the SEC, but in no event will the effectiveness deadline be after April 30, 2010, or (ii) after the shelf registration statement has been declared effective, we fail to keep the shelf registration statement effective or usable for more than an aggregate of 30 trading days (which need not be consecutive) or (iii) if we fail to make required filings with the SEC to permit affiliates to sell without restriction under Rule 144 in accordance with and during the periods specified in the registration rights agreement, then, in each case, we are required to pay liquidated damages to all holders of notes and all holders of our common stock issued on conversion of the notes or otherwise under the terms of the notes equal to 1.5% of the aggregate purchase price paid by such holder pursuant to the note purchase agreement. So long as the failure to file or become effective or such unavailability continues, we will pay such liquidated damages each month until the expiration of the effectiveness period (however such expiration will not apply to failure to make the required filings with the SEC described above). The liquidated damages will be paid in cash except in the case of a mandatory conversion of the notes, in which case, the liquidated damages will be paid to the holders of the notes in shares of our common stock. See “Description of the Notes—Mandatory Conversion of the Notes.”

Governing Law

The indenture and the notes are governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

DESCRIPTION OF CAPITAL STOCK

The following is a general description of the terms and provisions of our capital stock and is based upon our certificate of incorporation, as amended (“Certificate of Incorporation”), our bylaws, as amended (“Bylaws”), a certificate of designations (“Certificate of Designations”) and applicable provisions of law, in each case as currently in effect. The following description is only a summary of the material provisions of our capital stock, the Certificate of Incorporation, Bylaws and Certificate of Designations and does not purport to be complete and is qualified in its entirety by reference to the provisions of the Certificate of Incorporation, Bylaws and Certificate of Designations. Our Certificate of Incorporation, Bylaws and Certificate of Designations have been filed as exhibits to the registration statement of which this prospectus is a part and are incorporated by reference in this prospectus. See “Where You Can Find More Information.” We urge you to read the Certificate of Incorporation, Bylaws and Certificate of Designations because those documents, not this description, define your rights as holders of our capital stock.

Certain provisions of the Delaware General Corporation Law (“DGCL”), our Certificate of Incorporation and our Bylaws summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in its best interests, including those attempts that might result in a premium over the market price for its shares.

Preferred Stock

General

The following is a description of general terms and provisions of our preferred stock.

We are authorized to issue up to 5,000,000 shares of preferred stock, $1.00 par value per share. The Certificate of Designations has designated 4,350,000 shares of our Class A Convertible Preferred Stock (the “Preferred Stock”), and we continue to have 650,000 shares of undesignated preferred stock that will be available for issuance in the future, subject to any restrictions in our Certificate of Incorporation and Certificate of Designations. Subject to limitations prescribed by law, the board of directors is authorized at any time to:

•	issue one or more series of preferred stock;

•	determine the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock;

•	determine the number of shares in any series;

•	whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

•	the dividend rate or method for determining the rate;

•	the liquidation preference per share of that series of preferred stock, if any;

•	the conversion provisions applicable to that series of preferred stock, if any;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	the voting rights of that series of preferred stock, if any; and

•	the terms of any other powers, preferences or rights, if any, and the qualifications, limitations or restrictions thereof, applicable to that series of preferred stock.

The preferred stock, when issued, will be fully paid and nonassessable.

Class A Convertible Preferred Stock

The following is a description of general terms and provisions of our Preferred Stock. Capitalized terms not otherwise defined in this section have the meanings given to them in the Certificate of Designations.

General

On December 31, 2009, we filed a Certificate of Designations for the Preferred Stock with the State of Delaware and issued 4,345,514 shares of Preferred Stock (along with 36,504,043 shares of our common stock) in settlement of our recently completed debt-for equity exchange offer. On February 17, 2010, at a special meeting of the shareholders (the “Special Meeting”), the shareholders approved amendments to our Certificate of Incorporation to effect a par value reduction of our common stock, an increase in the authorized amount of our common stock, and at the discretion of our board of directors, a reverse stock split and a proportionate decrease in the amount of authorized common stock. We subsequently filed an amendment to our Certificate of Incorporation with the State of Delaware on February 17, 2010 (the “Conversion Date”) to increase the amount of authorized common stock and to reduce the par value of our common stock from $1.00 par value per share to $0.01 par value per share. As of the Conversion Date, 4,194,945 shares of the Preferred Stock were automatically converted into 924,062,483 shares of the company’s common stock, par value $0.01 per share, leaving 150,569 shares of Preferred Stock outstanding. Since the Conversion Date and as of the date of this prospectus, all shares of Preferred Stock have been converted into shares of our common stock, and no shares of Preferred Stock remain outstanding. See “—Conversion.”

Ranking

The Preferred Stock has a liquidation preference of $50.00 per share and ranks senior to our common stock with respect to distributions of assets upon our liquidation, dissolution or winding up.

Liquidation Rights

If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of the Preferred Stock and any parity stock are entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities to creditors, if any, and before any distribution of assets is made on our common stock or any of our other shares of stock ranking junior as to such a distribution to the Preferred Stock and any parity stock, a liquidating distribution in the amount of (a) the aggregate liquidation preference of such holder’s shares of Preferred Stock plus any accrued but unpaid dividends thereon and (b) the amount such holder would receive as a holder of common stock assuming the prior conversion of each of its shares of Preferred Stock. Holders of the Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the Preferred Stock, the amounts paid to the holders of Preferred Stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of Preferred Stock means the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of parity stock on which dividends accrue on a cumulative basis, if any). If the liquidation preference has been paid in full to all holders of the Preferred Stock then the holders of our other stock shall be entitled to receive all our remaining assets according to their respective rights and preferences.

For purposes of this section, a merger or consolidation by us with or into any other entity, including a merger or consolidation in which the holders of the Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of our assets will not constitute a liquidation, dissolution or winding up of our affairs.

Conversion

On the Conversion Date, each share of Preferred Stock automatically converted into shares of common stock, at a rate equal to 220.28 shares of common stock per $50.00 of liquidation preference of the Preferred Stock (representing an initial conversion price of $0.22698 per share) (the conversion price, subject to anti-dilution adjustment as set forth below, the “Conversion Price”) with fractional shares rounded down. Such common stock was fully paid and nonassessible when issued.

Notwithstanding the foregoing, to the extent such conversion would result in a holder (or any other person who beneficially owns the shares of Preferred Stock held by the holder) beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 9.9% of the issued and outstanding shares of our common stock, such holder’s shares of Preferred Stock shall only convert on such date (and automatically from time to time after such date) in such a manner as will result in such holder (or any other person who beneficially owns the shares of Preferred Stock held by the holder) beneficially owning not more than 9.9% of the issued and outstanding shares of our common stock. Since the Conversion Date and as of the date of this prospectus, all shares of Preferred Stock have been converted into our common stock. All shares of Preferred Stock outstanding on August 17, 2011 shall automatically convert into common stock at the Conversion Price, regardless of the 9.9% limit.

Dividends

The Preferred Stock will not accrue dividends because shareholder approval of amendments to our Certificate of Incorporation was obtained at the Special Meeting.

Redemption

The Preferred Stock is not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions. Holders of the Preferred Stock will have no right to require the redemption or repurchase of the Preferred Stock.

Anti-Dilution Adjustments

The Conversion Price is subject to customary anti-dilution adjustments including, among other things:

•

issuances of shares of common stock as a dividend or distribution on shares of the common stock, to the extent the holders of Preferred Stock are not entitled to receive such dividends or distributions, and share splits or share combinations;

•

distributions to all holders of common stock of rights, warrants or options entitling them to subscribe for or purchase shares of common stock at a price per share less than fair market value, to the extent the holders of the Preferred Stock are not entitled to subscribe for or purchase such shares; and

•

distributions of shares of capital stock, evidences of indebtedness or other assets or property to all or substantially all holders of the common stock and certain spin-off transactions, to the extent the holders of the Preferred Stock are not entitled to participate in the distribution or spin-off transaction pursuant to its participation rights.

Voting Rights

The holders of Preferred Stock are entitled to vote upon all matters upon which holders of common stock have the right to vote, and, in connection with such matters, will be entitled to such amount of votes equal to the number of shares of common stock into which such share would then convert, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class.

So long as any shares of Preferred Stock remain outstanding, we will not adopt or make (except with respect to the Shareholder Approval and the Merger) as applicable, without the affirmative vote or consent of the holders of at least a majority of the outstanding Preferred Stock, given in person or by proxy, either in writing or at a meeting:

•	any amendment to our Certificate of Incorporation or Bylaws that would adversely affect the rights of the holders of the Preferred Stock;

•	any amendment, alteration or change to the rights, preferences and privileges of the Preferred Stock;

•

any declaration of, or payment in respect of, any dividend or other distribution upon, in each case prior to the date on which Shareholder Approval is received, any shares of capital stock ranking equally to the Preferred Stock (“Parity Stock”) or junior to the Preferred Stock, including the common stock (“Junior Stock”);

•

any redemption, repurchase or acquisition, in each case prior to the date on which Shareholder Approval is received, of any Parity Stock, Junior Stock or any capital stock of any of our subsidiaries (subject to customary exceptions); provided that the foregoing limitations shall not apply to redemptions, purchases or other acquisitions of shares of common stock or other Junior Stock by us in connection with the provisions of any employee benefit plan or other equity agreement with our employees, officers and directors; and

•

the authorization of, issuance of, or reclassification into, in each case prior to the date on which Shareholder Approval is received, Parity Stock (including additional shares of Preferred Stock), capital stock that would rank senior to the Preferred Stock or debt securities convertible into capital stock.

Common Stock

As amended on February 17, 2010, our Certificate of Incorporation authorizes us to issue up to two billion shares of common stock, $0.01 par value per share. We also obtained shareholder approval on February 17, 2010 to, at the discretion of our board of directors, make further amendments to our Certificate of Incorporation to effect a reverse stock split of our common stock in the range of one-for-five and one-for-25 and a proportionate decrease in the amount of authorized common stock. We are restricted under the note purchase agreement from effecting any such reverse stock split until April 24, 2010.

As of March 22, 2010, there were 1,054,060,900 shares of common stock issued and outstanding.

Voting Rights. Holders of shares of our common stock are entitled to one vote per share with respect to each matter presented to our shareholders on which the holders of common stock are entitled to vote.

Dividends. Subject to the preferences applicable to outstanding shares of preferred stock (if any), the holders of shares of common stock are entitled to receive ratably any dividends declared by our board of directors out of the funds legally available for that purpose.

Liquidation. In the event of liquidation, holders of shares of common stock will be entitled to receive any assets remaining after the payment of our debts and the expenses of liquidation, subject to the preferences applicable to outstanding shares of preferred stock (if any).

Other. The holders of shares of common stock have no pre-emptive, subscription or conversion rights. All issued and outstanding shares of common stock are validly issued, fully paid and nonassessable and any shares of common stock to be issued pursuant to this prospectus will be fully paid and nonassessable.

Transfer Agent. Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

Corporate Governance

At some time following the date of this prospectus, we anticipate eight current directors will resign and that the directors will appoint to the vacant positions eight new directors to serve until the next annual meeting of the Company’s shareholders. Four of the new directors will be chosen by the existing board of directors from a group of six potential nominees put forth by a noteholder subcommittee that represented some of the holders of old notes prior to the launch of the exchange offer. Three of the new directors will be chosen by the existing board of directors in consultation with the noteholder subcommittee and subject to approval by the noteholder subcommittee. However, if the noteholder subcommittee does not approve the three directors to be so nominated, two of the directors that would have been so nominated will be chosen by the existing board of directors from a group of five potential nominees put forth by the noteholder subcommittee and the existing board of directors shall be entitled to appoint one of the directors that would have been so nominated. A sufficient number of the persons nominated by the noteholders will be required to meet the independence requirements of NASDAQ Listing Rule 5605 such that our reconstituted board of directors and its committees will satisfy the independence requirements of NASDAQ Listing Rule 5605. The Teamsters also has the right to nominate one of our nine directors. We will file with the SEC and mail to our shareholders the information required by Rule 14f-1 of the Exchange Act not less than 10 days before the new directors take office.

The Second Union Option Plan

On March 1, 2010, the finance committee of our board of directors adopted the Second Union Employee Option Plan (the “Stock Option Plan”) and the Second Union Employee Stock Appreciation Right Plan (the “SAR Plan”). Pursuant to the Stock Option Plan, we will grant to our employees represented by the Teamsters and certain other union employees (the “Union Employees”) options to purchase an aggregate of 263,746,809 shares of our common stock (the “Union Options”). Substantially all of these options were granted on March 1, 2010 at an exercise price equal to $0.48 per share. The options will vest in full on the day immediately following the day our shareholders approve the Stock Option Plan and will be exercisable for 10 years following the date of grant, subject to the terms of the Stock Option Plan. Upon a reverse stock split, the number of shares of common stock that may be purchased upon the exercise of the options will be proportionately reduced and the exercise price for such shares will be proportionately increased. The options were granted subject to shareholder approval and will not be effective until the Stock Option Plan is approved by our shareholders. We expect to submit the Stock Option Plan to a vote by our shareholders at a meeting of the shareholders later this year, most likely at our annual meeting of shareholders. If our shareholders do not approve the Stock Option Plan by February 28, 2011, the options granted under the Stock Option Plan will automatically terminate.

Pursuant to the SAR Plan, we will grant to our Union Employees stock appreciation rights (“SARs”) with respect to 263,746,809 shares of our common stock. Substantially all of the SARs were granted on March 1, 2010 at an exercise price equal to $0.48 per share. Each Union Employee received one SAR under the SAR Plan for each option that the Union Employee received under the Stock Option Plan. Each SAR provides the Union Employee the right to receive a cash payment from us equal to the closing price of our common stock on the date of exercise less the exercise price of the SAR. The SARs will vest in full on the first anniversary of the grant date, and will be exercisable for 10 years following the date of grant, subject to the terms of the SAR Plan. Upon a reverse stock split, the number of SARs will be proportionately reduced and the exercise price of the SARs will be proportionately increased. If our shareholders approve the Stock Option Plan, the SARs granted under the SAR Plan will automatically terminate.

The Equity Plan

We may reserve shares of our common stock for equity awards for management, directors and other employees pursuant to an equity plan as approved by our then existing board of directors (or a duly constituted compensation committee thereof) for issuance over three to four years, which will represent 5% of our fully diluted common stock (giving effect to the issuance of the Union Options but excluding options outstanding prior to the completion of the exchange offer).

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested shareholder for a period of three years following the time that such person became an interested shareholder, unless:

•	prior to such time, the board of directors approved either the business combination or the transaction that resulted in the person becoming an interested shareholder;

•

upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (subject to certain exceptions); or

•

at or subsequent to such time the business combination is approved by the board and authorized at an annual or special meeting of shareholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested shareholder.

In addition to other exceptions, the three-year prohibition also does not apply to some business combinations proposed by an interested shareholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested shareholder during the previous three years, who became an interested shareholder with the approval of a majority of the corporation’s directors or who became an interested shareholder at a time when the corporation was not subject to Section 203 as provided by law.

Under the DGCL, the term “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an interested shareholder, transactions with an interested shareholder involving the assets or stock of the corporation or its majority-owned subsidiaries, and transactions that increase an interested shareholder’s percentage ownership of stock. The term “interested shareholder” is defined generally as those shareholders who become beneficial owners of 15% or more of a Delaware corporation’s voting stock, together with the affiliates or associates of that shareholder.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

In addition, our Certificate of Incorporation provides that certain “business combinations” require an affirmative vote of holders of at least 80% of the voting power of the then outstanding capital stock entitled to vote generally in the election of directors unless such business combinations are approved by a majority of continuing directors, or certain fair price provisions are satisfied. “Continuing directors” are persons (a) serving as directors prior to June 1, 1983, (b) elected by the shareholders before a “substantial shareholder” acquired 10% of the then outstanding voting shares or (c) designated as continuing directors by a majority of the then continuing directors prior to the directors’ election. Fair price provisions in our Certificate of Incorporation mandate that the amount of cash and the fair market value of other consideration to be received per share by holders of common stock not fall below certain ratios.

The term “business combination” as defined in our Certificate of Incorporation as (1) any merger or consolidation of the Company or of any subsidiary (as hereinafter defined) with or into (i) any “substantial shareholder” or (ii) any other corporation (whether or not itself a “substantial shareholder” which, after such merger or consolidation, would be an “affiliate” of a “substantial shareholder,” or (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with (i) any “substantial shareholder” or (ii) an “affiliate” of a “substantial shareholder” of any of our assets and/or assets of any subsidiary having an aggregate fair market value of $5,000,000 or more, or (3) the issuance or transfer by us or any subsidiary (in one transaction or a series of related transactions) of any of our securities and/or securities of any subsidiary to (i) any “substantial shareholder” or (ii) any other corporation (whether or not itself a “substantial shareholder”) which, after such issuance or transfer, would be an “affiliate” of a “substantial shareholder” in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $5,000,000 or more, or (4) the adoption of any plan or proposal for our liquidation or dissolution proposed by or on behalf of a “substantial shareholder” or an “affiliate” of a “substantial shareholder,” or (5) any reclassification of securities (including any reverse stock split), recapitalization, reorganization, merger or consolidation of us with any of our subsidiaries or any similar transaction (whether or not with or into or otherwise involving a “substantial shareholder” or an “affiliate” of a “substantial shareholder”) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of our equity or convertible securities and/or of any subsidiary which is directly or indirectly owned by any “substantial shareholder” or by an “affiliate” of a “substantial shareholder.” A “substantial shareholder” is generally any person who is or becomes the beneficial owner of not less than 10% of the voting shares, together with any affiliate of such shareholder. An “affiliate” has the meaning set forth in the rules under the Exchange Act.

Our Certificate of Incorporation also provides that shareholders may act only at an annual or special meeting of shareholders and not by written consent. Our Bylaws provide that special meetings of the shareholders can be called only by the Chairman of the Board, the Chief Executive Officer or a majority of our board of directors. These provisions could have the effect of delaying until the next annual shareholders meeting shareholder actions that are favored by the holders of a majority of the outstanding voting securities. These provisions may also discourage another person or entity from making an offer to shareholders for the common stock. This is because the person or entity making the offer, even if it acquired a majority of our outstanding voting securities, would be unable to call a special meeting of the shareholders and would be unable to obtain unanimous written consent of the shareholders. As a result, any meeting as to matters they endorse, including the election of new directors or the appraisal of a merger, would have to wait for the next duly called shareholders meeting.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of notes and the shares of common stock into which the notes may be converted. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the Code), applicable regulations, administrative rulings and judicial decisions currently in effect, any of which may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary deals only with a note or share of common stock held as a capital asset. This summary does not address all aspects of U.S. federal income taxes and does not deal with tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•

tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, or traders in securities that elect to use a mark-to-market method of accounting for their securities;

•

tax consequences to persons holding notes or common stock as a part of a hedging, integrated, or conversion transaction or straddle or persons deemed to sell notes or common stock under the constructive sale provisions of the Code;

•	tax consequences to U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar;

•	tax consequences to investors in pass-through entities;

•	alternative minimum tax consequences, if any; and

•	any state, local or foreign tax consequences.

If a partnership (as determined for U.S. federal income tax purposes) holds notes or shares of common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding the notes or shares of common stock, you should consult your tax advisors.

No ruling has been requested from the IRS with respect to any of the U.S. federal income tax consequences of the matters which are discussed herein and the IRS may not agree with some of the conclusions set forth herein. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder of the notes would ultimately prevail in a final determination by a court.

If you are considering the purchase of notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your particular situation, as well as consequences arising under the laws of any other taxing jurisdiction.

We use the term “U.S. holder” to mean a beneficial owner of notes or shares of common stock received upon conversion of notes that is, for U.S. federal income tax purposes, any of the following:

•	an individual citizen or resident of the United States;

•

a corporation, or any other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state (including the District of Columbia);

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner of notes or shares of common stock received upon conversion of the notes that is not a U.S. holder. Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid federal income tax or, in certain circumstances, individuals who are U.S. expatriates. These special rules are not addressed in the following summary. Non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Classification of the Notes

We intend to treat the notes as indebtedness for U.S. federal income tax purposes. However, depending on the value of the common stock relative to the conversion price on the day the notes are issued, the IRS could argue that the notes should be treated as equity. If the IRS were successful in such argument, payments that would otherwise be treated as interest could be treated as distributions on common stock, discussed below.

We intend to treat the notes as indebtedness for U.S. federal income tax purposes that is subject to the Treasury regulations governing contingent payment debt instruments (the “contingent payment debt regulations”).

The IRS has issued a ruling addressing the U.S. federal income tax classification and treatment of instruments similar, although not identical, to the notes, and concluded that the instruments addressed in that published guidance were subject to the contingent payment debt regulations. In addition, the IRS clarified various aspects of the potential applicability of certain other provisions of the Code to the instruments addressed in that published guidance. However, the ruling is limited to its particular facts. The proper application of the contingent payment debt regulations to the notes is uncertain in a number of respects, and no assurance can be given that the IRS will not assert that the notes should be treated differently. A different treatment of the notes could significantly affect the amount, timing and character of income, gain or loss with respect to holders of the notes. Accordingly, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of holding the notes as well as with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction, and the possible effects of changes in tax laws.

Under the contingent payment debt regulations, our determination of the projected payment schedule (as described below) and the rate at which interest will be deemed to accrue on the notes for U.S. federal income tax purposes will be binding on holders of the notes unless such determination is unreasonable.

The remainder of this discussion assumes that the notes will be treated as indebtedness subject to the contingent payment debt regulations as described above.

Tax Consequences to U.S. Holders

Interest Accruals on the Notes

Under the contingent payment debt regulations, a U.S. holder, regardless of its method of accounting for U.S. federal income tax purposes, will be required to accrue interest income on the notes on a constant yield basis at an assumed yield (the “comparable yield”) determined at the time of issuance of the notes. Accordingly, U.S. holders generally will be required to include interest in income, in each year prior to maturity, in excess of the regular interest payments on the notes. The comparable yield for the notes is based on the yield at which we could have issued a nonconvertible fixed rate debt instrument with no contingent payments, but with terms and conditions otherwise similar to those of the notes.

Solely for purposes of determining the amount of interest income that a U.S. holder will be required to accrue, we will prepare a “projected payment schedule” in respect of the notes representing a series of payments the amount and timing of which would produce a yield to maturity on the notes equal to the comparable yield.

Holders that wish to obtain the projected payment schedule may do so by submitting a written request for such information to YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211, Attention: Chief Financial Officer.

Neither the comparable yield nor the projected payment schedule constitutes a projection or representation by us regarding the actual amount that will be paid on the notes, or the value at any time of the common stock into which the notes may be converted. For U.S. federal income tax purposes, a U.S. holder is required under the contingent payment debt regulations to use the comparable yield and the projected payment schedule established by us in determining interest accruals and adjustments in respect of a note, unless such U.S. holder timely discloses and justifies the use of a different comparable yield and projected payment schedule to the IRS.

Based on the comparable yield and the issue price of the notes, a U.S. holder of a note (regardless of its accounting method) will be required to accrue interest as the sum of the daily portions of interest on the notes for each day in the taxable year on which the U.S. holder holds the note, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of any contingent payments on the notes (as set forth below). The issue price of the notes is the first price at which a substantial amount of the notes were sold to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers (the “issue price”).

The daily portions of interest in respect of a note are determined by allocating to each day in an accrual period the ratable portion of interest on the note that accrues in the accrual period. The amount of interest on a note that accrues in an accrual period is the product of the comparable yield on the note (adjusted to reflect the length of the accrual period) and the adjusted issue price of the note. The adjusted issue price of a note at the beginning of the first accrual period will equal its issue price and for any accrual periods thereafter will be (x) the sum of the issue price of such note and any interest previously accrued thereon (disregarding any positive or negative adjustments described below) minus (y) the amount of any projected payments on the notes for previous accrual periods.

In addition to the interest accrual discussed above, a U.S. holder will be required to recognize interest income equal to the amount of the excess of actual payments over projected payments (a “positive adjustment”) in respect of a note for a taxable year. For this purpose, the payments in a taxable year include the fair market value of property (including our common stock) received in that year. If a U.S. holder receives actual payments that are less than the projected payments in respect of a note for a taxable year, the U.S. holder will incur a “negative adjustment” equal to the amount of such difference. This negative adjustment will (i) first reduce the amount of interest in respect of the note that a U.S. holder would otherwise be required to include in income in the taxable year and (ii) to the extent of any excess, will give rise to an ordinary loss equal to that portion of such excess that does not exceed the excess of (A) the amount of all previous interest inclusions under the note over (B) the total amount of the U.S. holder’s net negative adjustments treated as ordinary loss on the note in prior taxable years. A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous deductions under Section 67 of the Code. Any negative adjustment in excess of the amounts described in (i) and (ii) will be carried forward to offset future interest income in respect of the notes or to reduce the amount realized on a sale, conversion, exchange, redemption or retirement of the notes.

Interest Accruals for Subsequent Holders of Notes

In the case of a U.S. holder who purchases the notes after the issuance of the notes (a “subsequent holder”), special rules will apply to the accrual of interest under the notes. In general, the subsequent holder will accrue interest income on projected payments and will make positive and negative adjustments as described in “Interest Accruals on the Notes,” above. Certain additional adjustments will have to be made, however, to the extent that the subsequent holder’s basis is different than the debt’s adjusted issue price. If the subsequent holder’s basis is less than the adjusted issue price of the debt, that difference will be a positive adjustment that is allocated ratably to daily interest payments or projected payments on the notes. Similarly, if the subsequent holder’s basis is greater than the adjusted issue price, that difference will be a negative adjustment that is allocated ratably to daily interest payments or projected payments on the notes.

Sale, Conversion, Exchange, Redemption or Retirement of the Notes

Upon a sale, conversion, exchange, redemption or retirement of a note for cash or our common stock, a U.S. holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, conversion, exchange, redemption or retirement (including the fair market value of our common stock received, if any) and such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note will generally be equal to the U.S. holder’s purchase price for the note, increased by any interest income previously accrued by the U.S. holder (determined without regard to any positive or negative adjustments to interest accruals described above) and decreased by the amount of any projected payments previously made on the notes to the U.S. holder. A U.S. holder generally will treat any gain as interest income and any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total negative adjustments previously taken into account as ordinary loss, and the balance as capital loss. The deductibility of capital losses is subject to limitations. A U.S. holder who sells the notes at a loss that meets certain thresholds may be required to file a disclosure statement with the IRS under recently promulgated Treasury regulations.

A U.S. holder’s tax basis in our common stock received upon a conversion of a note will equal the then current fair market value of such common stock. The U.S. holder’s holding period for the common stock received will commence on the day immediately following the date of conversion.

Constructive Dividends

If at any time we adjust the conversion rate, either at our discretion or pursuant to the anti-dilution provisions, the adjustment may be deemed to be the payment of a taxable dividend to the U.S. holders of the notes.

Generally, a reasonable adjustment in the conversion rate in the event of stock dividends or distributions of rights to subscribe for our common stock will not be a taxable dividend.

Taxation of Distributions on Common Stock

Distributions paid on our common stock, other than certain pro rata distributions of common shares, will be treated as a dividend to the extent paid out of current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in income by the U.S. holder and taxable as ordinary income when received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. holder’s investment, up to the U.S. holder’s tax basis in the common stock. Any remaining excess will be treated as a capital gain. U.S. holders should consult their own tax advisers regarding the implications of this new legislation in their particular circumstances.

Sale or Other Disposition of Common Stock

Gain or loss realized by a U.S. holder on the sale or other disposition of our common stock will be capital gain or loss for U.S. federal income tax purposes, and will be long-term capital gain or loss if the U.S. holder held the common stock for more than one year. The amount of the U.S. holder’s gain or loss will be equal to the difference between the U.S. holder’s tax basis in the common stock disposed of and the amount realized on the disposition. A U.S. holder who sells the stock at a loss that meets certain thresholds may be required to file a disclosure statement with the IRS under recently promulgated Treasury regulations.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply if a U.S. holder receives payments of interest on the notes (including accrued but unpaid interest), dividends on shares of common stock or proceeds from the sale of a note or share of common stock, unless the U.S. holder is an exempt recipient such as a corporation. Backup withholding will apply to those payments if a U.S. holder, who is not otherwise exempt from withholding, fails to make required certifications and provide its correct taxpayer identification number or has been notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowable as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided required information is furnished timely to the IRS.

Consequences to Non-U.S. Holders

Interest

Subject to the discussion below concerning backup withholding, a non-U.S. holder who is not engaged in a trade or business in the United States to which interest on a note is attributable generally will not be subject to U.S. federal income tax or the U.S. federal withholding tax of 30% (or, if applicable, a lower treaty rate) on interest on a note provided that:

•

the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

•	the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;

•

in the case of payments of interest, such interest payments are not made to a non-U.S. holder within a foreign country that the IRS has listed on a list of countries having provisions inadequate to prevent U.S. tax evasion;

•

in the case of payments of interest (including accrued but unpaid interest and positive adjustments, as defined in “Interest Accruals on the Notes,” above), such interest is not deemed to be contingent interest within the meaning of portfolio debt provisions;

•	the non-U.S. holder is not a bank whose receipt of interest on a note is described in section 88l(c)(3)(A) of the Code; and

•

(1) the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or other applicable form) or (2) the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable Treasury regulations; Special certification rules apply to non-U.S. holders that are pass-through entities.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides us with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base), then the non-U.S. holder will be exempt from the 30% withholding tax (provided the certification requirements discussed above are satisfied) and will instead be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or a lower rate under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Dividends and Constructive Distributions

Any dividends paid to a non-U.S. holder with respect to the shares of common stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate, see “—Consequences to U.S. holders—Constructive Distributions” above) will be subject to withholding tax at a 30% rate (or a lower rate under an applicable income tax treaty). However, dividends that are effectively connected with the conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base) will not be subject to the withholding tax, but instead will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. A non-U.S. holder must comply with certain certification and disclosure requirements in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or a lower rate under an applicable income tax treaty). Because a constructive dividend deemed received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if we pay withholding taxes on behalf of a non-U.S. holder, we may, at our option, set off any such payment against payments of cash and common stock payable on the notes (or, in certain circumstances, against any payments on the common stock).

A non-U.S. holder of shares of common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange, Certain Redemptions, Conversion or Other Taxable Dispositions of Notes or Shares of Common Stock

Upon a sale, conversion, exchange, redemption or retirement of a note for cash or our common stock, a non-U.S. holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, conversion, exchange, redemption or retirement (including the fair market value of our common stock received, if any) and such non-U.S. holder’s adjusted tax basis in the note. A non-U.S. holder’s adjusted tax basis in a note will generally be equal to the non-U.S. holder’s purchase price for the note, increased by any interest income previously accrued by the non-U.S. holder (determined without regard to any positive or negative adjustments to interest accruals described above) and decreased by the amount of any projected payments previously made on the notes to the non-U.S. holder. A non-U.S. holder generally will treat any gain as interest income (which will be treated as described in the “Interest” section above) and any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total negative adjustments previously taken into account as ordinary loss, and the balance as capital loss. The deductibility of capital losses is subject to limitations.

A non-U.S. holder’s tax basis in our common stock received upon a conversion of a note will equal the then current fair market value of such common stock. The non-U.S. holder’s holding period for the common stock received will commence on the day immediately following the date of conversion.

Gain realized by a non-U.S. holder on the sale, exchange, certain redemptions or other taxable dispositions of our common stock will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income treaty, is attributable to a U.S. permanent establishment or fixed base);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

•

we are or have been a “U.S. real property holding corporation” (a USRPHC) for U.S. federal income tax purposes during the shorter of the non-U.S. holder’s holding period or the 5-year period ending on the date of disposition of the notes or common stock, as the case may be. We believe that we are not, and do not anticipate becoming, a USRPHC for U.S. federal income tax purposes.

If you are a non-U.S. holder who is an individual described in the first bullet point above, you will be subject to tax at regular graduated U.S. federal income tax rates on the net gain derived from the sale, exchange, redemption, conversion or other taxable disposition of a note or common stock, generally in the same manner as if you were a U.S. holder. If you are a foreign corporation that is described in the first bullet point above, you will be subject to tax on your net gain generally in the same manner as if you were a U.S. person as defined under the Code and, in addition, you may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits (or at a lower rate under an applicable income tax treaty). If you are described in the second bullet point above, you will be subject to a flat 30% tax on the gain recognized on the sale, exchange, redemption, conversion or other taxable disposition of a note or common stock (which gain may be offset by U.S. source capital losses), even though you are not considered a resident of the United States. Any amounts (including common stock) which a non-U.S. holder receives on a sale, exchange, redemption, conversion or other taxable disposition of a note which are attributable to accrued interest will generally be subject to U.S. federal income tax in accordance with the rules for taxation of interest described above under “—Interest.”

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest or dividends paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest, dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest or dividends that we make, provided the statement described in the last bullet point under “—Interest” has been received (and the payor does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code). A non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note or share of common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described in the last bullet point under “—Interest” has been received (and the payor does not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code) or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowable as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

SELLING SECURITYHOLDERS

We originally issued the notes to the investors named as buyers in the note purchase agreement in a transaction exempt from the registration requirements of the Securities Act. Selling securityholders, including their transferees, pledgees or donees or their successors (all of whom may be selling securityholders), may from time to time offer and sell pursuant to this prospectus any or all of the notes and any common stock into which the notes are convertible or otherwise issuable on account of the notes. When we refer to the “selling securityholders” in this prospectus, we mean those persons listed in the table below, as well as their transferees, pledges or donees or their successors.

The table below sets forth the name of each selling securityholder, the principal amount of notes that each selling securityholder may offer pursuant to this prospectus and the number of shares of our common stock issuable upon conversion of the notes or otherwise issuable to the selling securityholder on account of the notes that may be offered pursuant to this prospectus. Unless set forth below, none of the selling securityholders has had within the past three years any material relationship with us or any of our predecessors or affiliates. The information is based on information provided by or on behalf of the selling securityholders to us in a selling securityholder questionnaire and is as of the date specified by the selling securityholders in such questionnaires. The selling securityholders may offer all, some or none of the notes or common stock into which the notes are convertible, if and when converted, as well as any other shares of our common stock issuable on account of the notes to the selling securityholders. We have assumed for purposes of the table below that the selling securityholders will sell all of their notes and common stock issuable upon conversion or otherwise on account of the notes pursuant to this prospectus and that any other shares of our common stock beneficially owned by the selling securityholders will continue to beneficially owned by them. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes since the date on which they provided the information regarding their notes in transactions exempt from the registration requirements of the Securities Act. All of the notes were “restricted securities” under the Securities Act prior to this registration.

Selling Securityholder(1)	Principal Amount of Notes That May Be Sold	Percentage of Notes Outstanding	Percentage of Common Stock Outstanding(2)	Shares of Common Stock Offered(3)
Alden Global Distressed Opportunities Fund, LP(4)	$30,000,000	42.86%	9.90%	86,520,000
Aristeia Master, L.P.(5)	$30,000,000	42.86%	9.90%	86,520,000
Investcorp Silverback Arbitrage Master Fund, Ltd(6)	$6,265,000	8.95%	4.12%	18,068,260
Investcorp Silverback Opportunistic Convertible Master Fund, Ltd(7)	$3,735,000	5.33%	2.89%	10,771,740
Total	$70,000,000	100.00%	26.81%	201,880,000

(1)	Information regarding the selling securityholders may change from time to time. Any such changed information will be set forth in supplements to this prospectus if required.
(2)	Based on 1,054,060,900 shares of common stock outstanding as of March 22, 2010. In calculating this amount for each holder, we treated as outstanding the number of shares of common stock issuable on account of all of that holder’s notes giving effect to the limitations on conversion and issuances of shares, including 9.9% ownership, but we did not assume conversion of any other holder’s notes. See “Description of the Notes—Limitation on Conversion and Issuance of Shares.”
(3)

Assumes for each $1,000 in principal amount of notes a maximum of 2,884 shares of common stock could be received upon conversion or otherwise on account of the notes without giving effect to any limitation on conversion. See “Description of the Notes—Limitation on Conversion and Issuance of Shares.” The conversion rate is subject to adjustment as described under “Description of the Notes—Conversion Rights.” As a result, the number of shares of common stock issuable upon conversion of the notes may increase or decrease in the future, although no more than 201,880,000 shares of our common stock may be issued through conversion or otherwise on account of the notes. Excludes fractional shares. Holders will receive a cash adjustment for any fractional share amount resulting from the conversion of the notes.

(4)

The address of the selling securityholder is c/o Smith Management, L.L.C., 885 Third Avenue, 34th Floor, New York, NY 10022. In addition to the securities reflected in the table above, this selling securityholder also beneficially owns 36,887,550 shares of our common stock. Additionally, (i) the holder will be precluded from converting its notes for a period of two years from the date of the indenture governing the notes, in excess of that portion of the notes upon conversion of which the sum of (1) the number of shares of our common stock beneficially owned by the holder and its affiliates (other than shares of common stock which may be deemed beneficially owned through the ownership of the unconverted portion of the notes or the unexercised or unconverted portion of any other security of the holder subject to a limitation on conversion analogous to the limitations contained herein) and (2) the number of shares of common stock issuable upon the conversion of the portion of the notes with respect to which the determination of this proviso is being made (including the payment of the make whole premium in connection therewith), would result in beneficial ownership by the holder and its affiliates of any amount greater than 4.9% of the then outstanding shares of our common stock (whether or not, at the time of such exercise, the holder and its affiliates beneficially own more than 4.9% of the then outstanding shares of our common stock), and (ii) the holder will be precluded from converting its notes to the extent that such conversion would cause the holder to hold or own greater than 9.9% of the total combined voting power of all classes of our voting stock within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code of 1986, as amended, taking into consideration the attribution rules set forth in Section 871(h)(3)(C) of the Internal Revenue Code of 1986, as amended. The limitations set forth in clause (i) above may be waived by the holder by providing us no less than sixty-one (61) days prior notice however, the limitations set forth in clause (ii) above may not be waived at any time by the holder. These limitations shall not preclude the holder from being paid interest in shares of our common stock in lieu of cash. Jason Pecora, Managing Director Operations, may be deemed to have voting or dispositive control of the securities held by this selling securityholder.

(5)

The address of the selling securityholder is c/o Aristeia Capital, L.L.C., 136 Madison Avenue, 3rd Floor, New York, NY 10016. In addition to the securities reflected in the table above, this selling securityholder also beneficially owns 48,926,544 shares of our common stock. Additionally, (i) the holder will be precluded from converting its notes for a period of two years from the date of the indenture governing the notes, in excess of that portion of the notes upon conversion of which the sum of (1) the number of shares of our common stock beneficially owned by the holder and its affiliates (other than shares of common stock which may be deemed beneficially owned through the ownership of the unconverted portion of the notes or the unexercised or unconverted portion of any other security of the holder subject to a limitation on conversion analogous to the limitations contained herein) and (2) the number of shares of common stock issuable upon the conversion of the portion of the notes with respect to which the determination of this proviso is being made (including the payment of the make whole premium in connection therewith), would result in beneficial ownership by the holder and its affiliates of any amount greater than 4.9% of the then outstanding shares of our common stock (whether or not, at the time of such exercise, the holder and its affiliates beneficially own more than 4.9% of the then outstanding shares of our common stock), and (ii) the holder will be precluded from converting its notes to the extent that such conversion would cause the holder to hold or own greater than 9.9% of the total combined voting power of all classes of our voting stock within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code of 1986, as amended, taking into consideration the attribution rules set forth in Section 871(h)(3)(C) of the Internal Revenue Code of 1986, as amended. The limitations set forth in clause (i) above may be waived by the holder by providing us no less than sixty-one (61) days prior notice however, the limitations set forth in clause (ii) above may not be waived at any time by the holder. These limitations shall not preclude the holder from being paid interest in shares of our common stock in lieu of cash. This selling securityholder also beneficially owns $1,500,000 in aggregate principal amount of our 8 1/2% Notes. Aristeia Capital, L.L.C. and Aristeia Advisors, L.P. (collectively, “Aristeia”) may be deemed the beneficial owners of the securities described herein in their capacity as the investment manager and general partner, respectively, of Aristeia Master, L.P. (the “Fund”), which is the holder of such securities. As investment manager and general partner of the Fund, Aristeia has voting and investment control with respect to such securities held by the Fund. Aristeia is owned by Kevin C. Toner, Robert H. Lynch, Jr., Anthony M. Frascella and William R. Techar. Each of Aristeia and such individuals disclaims beneficial ownership of the securities referenced herein except the extent of its or his direct or indirect economic interest in the Fund.

(6)	The address of the selling securityholder is c/o Silverback Asset Management, LLC, 1414 Raleigh Road, Suite 250, Chapel Hill, NC 27517. In addition to the securities reflected in the table above, this selling securityholder also beneficially owns 26,115,404 shares of our common stock. Elliot Bossen may be deemed to have voting or dispositive control of the securities held by this selling securityholder.
(7)	The address of the selling securityholder is c/o Silverback Asset Management, LLC, 1414 Raleigh Road, Suite 250, Chapel Hill, NC 27517. In addition to the securities reflected in the table above, this selling securityholder also beneficially owns 20,036,829 shares of our common stock. Elliot Bossen may be deemed to have voting or dispositive control of the securities held by this selling securityholder.

PLAN OF DISTRIBUTION

We are registering the notes issued to the selling securityholders and shares of common stock issuable to the selling securityholders upon conversion of the notes or otherwise issued or issuable to the selling securityholders pursuant to the terms of the indenture to permit the resale of the notes and such shares of common stock by the holders of the shares of common stock and the notes from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholders of the notes or the shares of common stock. We will bear all fees and expenses incident to our obligation to register the notes and the shares of common stock.

The selling securityholders may sell all or a portion of the notes and/or the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the notes or the shares of common stock are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling securityholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling securityholders also may resell all or a portion of the shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in sales. If the selling securityholders effect such transactions by selling notes or shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the notes and/or the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with sales of the notes and/or the shares of common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling securityholders may also sell shares of common stock short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the selling securityholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling securityholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling securityholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the notes or the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the notes and/or the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer and donate the notes and/or the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling securityholders and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each selling securityholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the notes or the common stock. Upon the Company being notified in writing by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of notes and/or common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling securityholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

Under the securities laws of some states, the notes and/or the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the notes and/or the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling securityholder will sell any or all of the notes or the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling securityholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling securityholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the notes and/or the shares of common stock to engage in market-making activities with respect to the notes and/or the shares of common stock. All of the foregoing may affect the marketability of the notes and the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the notes or the shares of common stock.

We will pay all expenses of the registration of the notes and the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling securityholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling securityholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling securityholders will be entitled to contribution. We may be indemnified by the selling securityholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling securityholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

LEGAL MATTERS

Certain legal matters with respect to the securities offered in this prospectus and certain U.S. federal income tax consequences of the offering have been passed upon by Kirkland & Ellis LLP, Chicago, Illinois.

EXPERTS

Our consolidated financial statements and schedule as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report of KPMG LLP on the aforementioned consolidated financial statements contains an explanatory paragraph stating that our significant declines in operations, cash flows and liquidity raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Up to $70,000,000

YRC Worldwide Inc.

6% Convertible Senior Notes due 2014

Shares of Common Stock Issuable on Account of Such Notes

Subsidiary Guarantees of the Notes

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                    , 2010

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be incurred by the Company in connection with the offering of the securities registered under this registration statement.

SEC registration fee		$4,991.00
Printing expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous expenses	$	*

Total	$

*	Estimated expenses are not presently known.

Item 15.	Indemnification of Directors and Officers.

The Certificate of Incorporation of the Company provides that the Company’s directors shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the “DGCL”), or (iv) for any transaction from which the director derived an improper personal benefit.

The Bylaws of the Company and DGCL Section 145 together provide that the Company may indemnify its present or former directors and officers, as well as other employees and individuals (each an “Indemnified Party,” and collectively, “Indemnified Parties”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than in connection with actions by or in the right of the Company (a “derivative action”), if an Indemnified Party acted in good faith and in a manner such Indemnified Party reasonably believed to be in or not opposed to the Company’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that the Company may only indemnify an Indemnified Party for expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such derivative action. Additionally, in the context of a derivative action, DGCL Section 145 requires a court approval before there can be any indemnification where an Indemnified Party has been found liable to the Company. The statute provides that it is not exclusive of other indemnification arrangements that may be granted pursuant to a corporation’s charter, bylaws, disinterested director vote, shareholder vote, agreement or otherwise. The Certificate of Incorporation and Bylaws of the Company also provide that if the DGCL is amended to permit further elimination or limitation of the personal liability of the directors, then the liability of the Company’s directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Company maintains directors’ and officers’ liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer, excluding certain maters including fraudulent, dishonest or criminal acts or self-dealing. The Company also maintains an employed lawyers’ insurance policy for employees (including officers) that are licensed to practice law (“counsel”).

The Company has entered into indemnification agreements with certain of its directors, officers, and counsel. Under the indemnification agreements, the Company agreed to indemnify each indemnified party, subject to certain limitations, to the maximum extent permitted by Delaware law against all litigation costs, including attorneys fees and expenses, and losses, in connection with any proceeding to which the indemnified party is a party, or is threatened to be made a party, by reason of the fact that the indemnified party is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another entity related to the business of the Company. The indemnification agreements also provide (i) for the advancement of expenses by the Company, subject to certain conditions, (ii) a procedure for determining an indemnified party’s entitlement to indemnification and (iii) for certain remedies for the indemnified party. In addition, the indemnification agreements require the Company to cover the indemnified party under any directors’ and officers’ insurance policy or, with respect to counsel, under any employed lawyers insurance policy, maintained by the Company.

Item 16.	Exhibits.

See the Exhibit Index beginning on page E-1, which Exhibit Index is incorporated into this registration statement by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on March 23, 2010.

YRC Worldwide Inc.

By:	/s/ SHEILA K. TAYLOR
Sheila K. Taylor
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM D. ZOLLARS William D. Zollars	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	March 23, 2010

/s/ SHEILA K. TAYLOR Sheila K. Taylor	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 23, 2010

/s/ PHIL J. GAINES Phil J. Gaines	Senior Vice President – Finance and Chief Accounting Officer (Principal Accounting Officer)	March 23, 2010

* Michael T. Byrnes	Director	March 23, 2010

* Cassandra C. Carr	Director	March 23, 2010

* Howard M. Dean	Director	March 23, 2010

* Dennis E. Foster	Director	March 23, 2010

* Phillip J. Meek	Director	March 23, 2010

* Mark A. Schulz	Director	March 23, 2010

William L. Trubeck	Director

Signature	Title	Date

* Carl W. Vogt	Director	March 23, 2010

*	The undersigned, by signing his name hereto, does execute this registration statement on behalf of the persons identified above pursuant to a power of attorney

By:	/S/ DANIEL J. CHURAY
Daniel J. Churay
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on March 23, 2010.

Globe.com Lines, Inc.

By:	/s/ BRENDA STASIULIS
Brenda Stasiulis
Vice President—Finance

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOHN E. CARR John E. Carr	President (Principal Executive Officer) and Director	March 23, 2010

/S/ BRENDA STASIULIS Brenda Stasiulis	Vice President - Finance (Principal Financial and Accounting Officer) and Director	March 23, 2010

* Reid A. Schultz	Director	March 23, 2010

*	The undersigned, by signing his name hereto, does execute this registration statement on behalf of the persons identified above pursuant to a power of attorney

By:	/S/ DANIEL J. CHURAY
Daniel J. Churay
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on March 23, 2010.

YRC Inc.

By:	/s/ PHIL J. GAINES
Phil J. Gaines
Senior Vice President—Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL J. SMID Michael J. Smid	President (Principal Executive Officer) and Director	March 23, 2010

/s/ PHIL J. GAINES Phil J. Gaines	Senior Vice President—Chief Financial Officer (Principal Financial and Accounting Officer) and Director	March 23, 2010

* Jeff P. Bennett	Director	March 23, 2010

*	The undersigned, by signing his name hereto, does execute this registration statement on behalf of the persons identified above pursuant to a power of attorney

By:	/S/ DANIEL J. CHURAY
Daniel J. Churay
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on March 23, 2010.

YRC Enterprise Services, Inc.

By:	/S/ PHIL J. GAINES
Phil J. Gaines
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL J. SMID Michael J. Smid	President and Chief Executive Officer (Principal Executive Officer) and Director	March 23, 2010

/S/ PHIL J. GAINES Phil J. Gaines	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) and Director	March 23, 2010

* Jeff P. Bennett	Director	March 23, 2010

*	The undersigned, by signing his name hereto, does execute this registration statement on behalf of the persons identified above pursuant to a power of attorney

By:	/S/ DANIEL J. CHURAY
Daniel J. Churay
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on March 23, 2010.

YRC Logistics, Inc.

By:	/S/ BRENDA STASIULIS
Brenda Stasiulis
Vice President—Finance

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOHN E. CARR John E. Carr	President (Principal Executive Officer) and Director	March 23, 2010

/S/ BRENDA STASIULIS Brenda Stasiulis	Vice President - Finance (Principal Financial and Accounting Officer) and Director	March 23, 2010

* Reid A. Schultz	Director	March 23, 2010

*	The undersigned, by signing his name hereto, does execute this registration statement on behalf of the persons identified above pursuant to a power of attorney

By:	/S/ DANIEL J. CHURAY
Daniel J. Churay
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on March 23, 2010.

YRC Logistics Global, LLC

By:	/S/ BRENDA STASIULIS
Brenda Stasiulis
Vice President—Finance

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOHN E. CARR John E. Carr	President (Principal Executive Officer) and Manager	March 23, 2010

/S/ BRENDA STASIULIS Brenda Stasiulis	Vice President - Finance (Principal Financial and Accounting Officer) and Manager	March 23, 2010

* Reid A. Schultz	Manager	March 23, 2010

*	The undersigned, by signing his name hereto, does execute this registration statement on behalf of the persons identified above pursuant to a power of attorney

By:	/S/ DANIEL J. CHURAY
Daniel J. Churay
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on March 23, 2010.

Roadway LLC

By:	/S/ PHIL J. GAINES
Phil J. Gaines
Senior Vice President—Finance

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL J. SMID Michael J. Smid	President (Principal Executive Officer) and Manager	March 23, 2010

/S/ PHIL J. GAINES Phil J. Gaines	Senior Vice President - Finance (Principal Financial and Accounting Officer) and Manager	March 23, 2010

* Jeff P. Bennett	Manager	March 23, 2010

*	The undersigned, by signing his name hereto, does execute this registration statement on behalf of the persons identified above pursuant to a power of attorney

By:	/S/ DANIEL J. CHURAY
Daniel J. Churay
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on March 23, 2010.

Roadway Next Day Corporation

By:	/S/ PHIL J. GAINES
Phil J. Gaines
Senior Vice President—Finance

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL J. SMID Michael J. Smid	President (Principal Executive Officer) and Director	March 23, 2010

/S/ PHIL J. GAINES Phil J. Gaines	Senior Vice President - Finance (Principal Financial and Accounting Officer)	March 23, 2010

* Jeff P. Bennett	Director	March 23, 2010

* Paul F. Liljegren	Director	March 23, 2010

*	The undersigned, by signing his name hereto, does execute this registration statement on behalf of the persons identified above pursuant to a power of attorney

By:	/S/ DANIEL J. CHURAY
Daniel J. Churay
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on March 23, 2010.

YRC Regional Transportation, Inc.

By:	/S/ PAUL F. LILJEGREN
Paul F. Liljegren
Vice President - Finance

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL J. SMID Michael J. Smid	President (Principal Executive Officer) and Director	March 23, 2010

/S/ PAUL F. LILJEGREN Paul F. Liljegren	Vice President - Finance (Principal Financial and Accounting Officer) and Director	March 23, 2010

* Jeff P. Bennett	Director	March 23, 2010

*	The undersigned, by signing his name hereto, does execute this registration statement on behalf of the persons identified above pursuant to a power of attorney

By:	/S/ DANIEL J. CHURAY
Daniel J. Churay
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on March 23, 2010.

USF Sales Corporation

By:	/S/ PAUL F. LILJEGREN
Paul F. Liljegren
Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JEFF P. BENNETT Jeff P. Bennett	President and Secretary (Principal Executive Officer) and Director	March 23, 2010

/S/ PAUL F. LILJEGREN Paul F. Liljegren	Vice President (Principal Financial and Accounting Officer) and Director	March 23, 2010

* Michael J. Smid	Director	March 23, 2010

*	The undersigned, by signing his name hereto, does execute this registration statement on behalf of the persons identified above pursuant to a power of attorney

By:	/S/ DANIEL J. CHURAY
Daniel J. Churay
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on March 23, 2010.

USF Holland Inc.

By:	/S/ DANIEL L. OLIVIER
Daniel L. Olivier
Vice President, Finance

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JEFFREY A. ROGERS Jeffrey A. Rogers	President (Principal Executive Officer) and Director	March 23, 2010

/S/ DANIEL L. OLIVIER Daniel L. Olivier	Vice President, Finance (Principal Financial and Accounting Officer) and Director	March 23, 2010

* Jeff P. Bennett	Director	March 23, 2010

*	The undersigned, by signing his name hereto, does execute this registration statement on behalf of the persons identified above pursuant to a power of attorney

By:	/S/ DANIEL J. CHURAY
Daniel J. Churay
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on March 23, 2010.

USF Reddaway Inc.

By:	/S/ THOMAS S. PALMER
Thomas S. Palmer
Vice President - Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS J. O’CONNOR Thomas J. O’Connor	President and Chief Executive Officer ( Principal Executive Officer) and Director	March 23, 2010

/S/ THOMAS S. PALMER Thomas S. Palmer	Vice President - Finance and Chief Financial Officer (Principal Financial and Accounting Officer) and Director	March 23, 2010

* Joseph Pec	Director	March 23, 2010

*	The undersigned, by signing his name hereto, does execute this registration statement on behalf of the persons identified above pursuant to a power of attorney

By:	/S/ DANIEL J. CHURAY
Daniel J. Churay
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on March 23, 2010.

USF Glen Moore Inc.

By:	/S/ GARY PRUDEN
Gary Pruden
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ GARY PRUDEN Gary Pruden	President (Principal Executive Officer) and Director	March 23, 2010

/S/ PHIL J. GAINES Phil J. Gaines	Senior Vice President - Finance (Principal Financial and Accounting Officer) and Director	March 23, 2010

* Joseph Pec	Director	March 23, 2010

*	The undersigned, by signing his name hereto, does execute this registration statement on behalf of the persons identified above pursuant to a power of attorney

By:	/S/ DANIEL J. CHURAY
Daniel J. Churay
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on March 23, 2010.

YRC Logistics Services, Inc.

By:	/S/ BRENDA STASIULIS
Brenda Stasiulis
Vice President - Finance

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOHN E. CARR John E. Carr	President and Chief Executive Officer (Principal Executive Officer) and Director	March 23, 2010

/S/ BRENDA STASIULIS Brenda Stasiulis	Vice President - Finance (Principal Financial and Accounting Officer) and Director	March 23, 2010

* Reid A. Schultz	Director	March 23, 2010

*	The undersigned, by signing his name hereto, does execute this registration statement on behalf of the persons identified above pursuant to a power of attorney

By:	/S/ DANIEL J. CHURAY
Daniel J. Churay
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on March 23, 2010.

IMUA Handling Corporation

By:	/S/ BRENDA STASIULIS
Brenda Stasiulis
Vice President - Finance

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOHN E. CARR John E. Carr	President (Principal Executive Officer) and Director	March 23, 2010

/S/ BRENDA STASIULIS Brenda Stasiulis	Vice President - Finance (Principal Financial and Accounting Officer) and Director	March 23, 2010

* Reid A. Schultz	Director	March 23, 2010

*	The undersigned, by signing his name hereto, does execute this registration statement on behalf of the persons identified above pursuant to a power of attorney

By:	/S/ DANIEL J. CHURAY
Daniel J. Churay
Attorney-in-Fact

Schedule of Exhibits

3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K for the year ended December 31, 2002, File No. 000-12255), as amended by Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-8, filed on December 23, 2003, File No. 000-12255), Certificate of Ownership and Merger (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed on January 3, 2006, File No. 000-12255) and Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1.4 to the Annual Report on Form 10-K for the year ended December 31, 2009, File No. 000-12255).

3.2	Bylaws of the Company, as amended through May 14, 2009 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K, filed on May 14, 2009, File No. 000-12255).

3.3	Certificate of Incorporation of Globe.com Lines, Inc., as amended (incorporated by reference to Exhibit 3.9 to Yellow Corporation’s Registration Statement on Form S-3 filed on October 22, 2003, File No. 333-109896).

3.4	Amended and Restated Bylaws of Globe.com Lines, Inc. (incorporated by reference to Exhibit 3.9 to Yellow Roadway Corporation’s Registration Statement on Form S-3 filed on February 23, 2004, File No. 333-113021).

3.5*	Amended and Restated Certificate of Incorporation of YRC Inc., as further amended.

3.6	Amended and Restated Bylaws of YRC Inc., f/k/a Roadway Express, Inc. (incorporated by reference to Exhibit 3.21 to Yellow Roadway Corporation’s Registration Statement on Form S-3 filed on February 23, 2004, File No. 333-113021).

3.7*	Certificate of Incorporation of YRC Logistics, Inc., as amended.

3.8*	Amended and Restated Bylaws of YRC Logistics, Inc.

3.9*	Certificate of Formation of YRC Logistics Global, LLC, as amended.

3.10*	Amended and Restated Limited Liability Company Agreement of YRC Logistics Global, LLC

3.11	Certificate of Formation of Roadway LLC, as amended (incorporated by reference to Exhibit 3.18 to Yellow Roadway Corporation’s Registration Statement on Form S-3 filed on February 23, 2004, File No. 333-113021).

3.12	Limited Liability Company Agreement of Roadway LLC (incorporated by reference to Exhibit 3.19 to Yellow Roadway Corporation’s Registration Statement on Form S-3 filed on February 23, 2004, File No. 333-113021).

3.13	Certificate of Incorporation of Roadway Next Day Corporation (incorporated by reference to Exhibit 3.22 to Yellow Roadway Corporation’s Registration Statement on Form S-3 filed on February 23, 2004, File No. 333-113021).

3.14	Bylaws of Roadway Next Day Corporation (incorporated by reference to Exhibit 3.23 to Yellow Roadway Corporation’s Registration Statement on Form S-3 filed on February 23, 2004, File No. 333-113021).

3.15*	Certificate of Incorporation of YRC Enterprise Services, Inc., as amended.

3.16*	Bylaws of YRC Enterprise Services, Inc.

3.17*	Certificate of Incorporation of YRC Regional Transportation, Inc., as amended.

3.18	Amended and Restated Bylaws of YRC Regional Transportation, Inc., f/k/a USF Corporation (incorporated by reference to Exhibit 3.27 to Yellow Roadway Corporation’s Registration Statement on Form S-4 filed on June 21, 2005, File No. 333-126006).

3.19*	Certificate of Incorporation of USF Sales Corporation, as amended.

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3.20*	Amended and Restated Bylaws of USF Sales Corporation

3.21*	Certificate of Incorporation of USF Holland Inc., as amended.

3.22	Amended and Restated Bylaws of USF Holland Inc. (incorporated by reference to Exhibit 3.29 to Yellow Roadway Corporation’s Registration Statement on Form S-4 filed on June 21, 2005, File No. 333-126006).

3.23*	Certificate of Incorporation of USF Reddaway Inc., as amended.

3.24*	Bylaws of USF Reddaway Inc.

3.25*	Certificate of Incorporation of USF Glen Moore Inc., as amended.

3.26*	Bylaws of USF Glen Moore Inc.

3.27*	Certificate of Incorporation of YRC Logistics Services, Inc., f/k/a USF Distribution Services, Inc., as amended.

3.28*	Amended and Restated Bylaws of YRC Logistics Services, Inc., as further amended.

3.29*	Certificate of Incorporation of IMUA Handling Corporation, as amended.

3.30*	Bylaws of IMUA Handling Corporation, as amended.

4.1	Certificate of Designations, Preferences, Powers and Rights of Class A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K, filed on January 7, 2010, File No. 000-12255).

4.2	Indenture (including form of note), among the Company, the guarantors named therein and U.S. Bank National Association, as trustee, relating to the Company’s 6% Convertible Senior Notes due 2014 (incorporated by reference to Exhibit 4.1 of Current Report on Form 8-K, filed on February 24, 2010, File No. 000-12255).

4.3	Registration Rights Agreement, dated as of February 11, 2010, among the Company, the guarantors named therein and the purchasers named therein (incorporated by reference to Exhibit 4.2 of Current Report on Form 8-K, filed on February 11, 2010, File No. 000-12255).

5.1*	Opinion of Kirkland & Ellis LLP.

10.1	Note Purchase Agreement, dated February 11, 2010, among the Company, the guarantors named therein and the purchasers named therein (incorporated by reference to Exhibit 99.1 of Current Report on Form 8-K, filed on February 11, 2010, File No. 000-12255).

10.2	Escrow Agreement, by and among the Company, the investors named therein and U.S. Bank National Association, as escrow agent (incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K, filed on February 24, 2010, File No. 000-12255).

12.1**	Statement re Computation of Ratios.

23.1**	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included in signature pages).

25.1	Statement of Eligibility of Trustee on Form T-1 (incorporated by reference to Exhibit 25.1 to Current Report on Form 8-K, filed on February 24, 2010, File No. 000-12255).

*	Previously filed.
**	Indicates documents filed herewith.

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